Rent Commencement Date:

STANDARD LEASE

THIS LEASE ("Lease") is made and entered into this 29th day of March, 2011, by and between 939 S. Serrano Ave., LLC DBA Beachport Center ("Landlord"), and Stellar Biotechnologies Inc.,("Tenant").

1.

FUNDAMENTAL LEASE PROVISIONS. Certain Fundamental Lease Provisions are presented in this Section and represent the agreement of the parties hereto, subject to further definition and elaboration in the respective referenced Sections and elsewhere in this Lease. In the event of any conflict between any Fundamental Lease Provision and the balance of this Lease, the latter shall control. References to specific Sections are for convenience only and designate some of the Sections where references to the particular Fundamental Lease Provisions may appear.

1.1

Shopping Center: The term "Shopping Center" as used herein shall refer to the shopping center commonly known as Beachport Center located in the City of Port Hueneme, County of Ventura, State of California, as more particularly described in Exhibit "A" attached hereto.

1.2

Demised Premises: The "Premises" consist of the area commonly referred to as 332 E. Scott Street, Port Hueneme, California and generally crosshatched on the Plot Plan attached hereto as Exhibit "B".

1.3

Approximate Floor Area of Demised Premises: Approximately Four Thousand Two Hundred Seventy Two (4,272.00) square feet (said measurements being to the center of interior separation partitions and the outside of exterior walls).

1.4

Tenant's Trade Name:

Stellar Biotechnologies. (See Section 3.)

1.5

Fixturization Period:

N/A. (See Section 4).

1.6

Lease Term:

Three (3) Year. (See Section 4.)

Option to Extend Term:

One (1) Two (2) Year Option to Extend the Term. (See Section 4.1)

1.7

Lease Termination Date:

 (See Section 4.)

1.8

Guaranteed Minimum Monthly Rental (“GMMR”): $5,126.40 per month. (See Section 5.)

1.9

Cost of Living Increase: 3% per annum (See Section 5.3)

1.10

Security Deposit:

$7,134.24. (See Section 33.26.)

1.11

Use of Demised Premises: Offices, and Lab for KHL technology. (See Section 3.)

1.12

Address for Notices:

Landlord:

939 S. Serrano Ave.

DBA Beachport Center

P.O. Box 5024

Woodland Hills, CA 91365-5024

With copies to:

North Oak Real Estate

P. O. Box 5024

Woodland Hills, CA 91365-5024

Tenant:

Stellar Biotechnologies

332 E. Scott Street

Port Hueneme, Ca 93041

1.13

Real Estate Broker: None. (See Section 33.30).

2.

EXHIBITS. The following drawings and special exhibits are attached hereto and made a part of this Lease:

Exhibit "A" - Legal Description

Exhibit "B" - Plot Plan of Shopping Center Depicting Demised Premises

Exhibit "C" - Construction Obligations

Exhibit "D" - Landlord's Sign Criteria

Exhibit "E" - Tenant's Estoppel Certificate

Exhibit "F" - Rules and Regulations

Exhibit "G" - N/A

Exhibit “H” - Occupancy Notice

3.

USE. The Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Demised Premises with appurtenances as defined herein, for the purpose of conducting thereon only the use specified in Section 1.11 of this Lease and no other use or purpose. Tenant agrees to use such Demised Premises only under the trade name specified in Section 1.4 hereof. Tenant may use the Premises for Clerical Offices, and KHL Lab.

3.1

EXLUSIVE USE. N/A

4.

TERM. The term of this Lease shall be as specified in Section 1.6 hereof or until this Lease is earlier terminated as provided herein, including, but not limited to, the provisions of Section 23 hereof. The term of this Lease shall commence on the earlier of the following dates ("Commencement Date"): (a) the date the Fixturization Period specified in Section 1.5 expires after the Landlord notifies Tenant in writing that the improvements to be provided by Landlord as set forth in Section 8 have been substantially completed. or (b) the date on which Tenant shall open the Demised Premises for business to the public. In the event that the Commencement Date does not occur on the first (1 st) day of a calendar month, the term of this Lease shall be extended by the number of days of the partial month at the commencement of the term such that the Lease shall end on the last day of a calendar month, which date of termination is specified in Section 1.7 hereof ("Termination Date"). Notwithstanding the foregoing, all of Tenant's obligations hereunder, except the payment of GMMR and additional rental, shall commence upon the earlier of the moment Landlord notifies Tenant in writing that the improvements to be provided by Landlord have been substantially completed and the moment Tenant takes possession of the Demised Premises. The improvements shall be deemed substantially completed when "Landlord's Work" as defined in Section 8 has been completed except for minor work which does not materially prevent Tenant from occupying the Demised Premises. Within five (5) business days following the Commencement Date, upon Landlord's request, Landlord and Tenant shall execute and acknowledge an estoppel certificate setting forth the Commencement Date and the Termination Date. Notwithstanding the foregoing, failure of Tenant to execute such certificate shall not affect Landlord's determination of the Commencement Date in accordance with the provisions of this Lease.

4.1

Extension(s) of Term. Tenant shall have the right to extend the term of this Lease for One (1) Two (2) year period under the same terms and conditions as the original Lease, except the amount of GMMR. If Tenant is in default on the date of giving an option notice, the option notice shall be totally ineffective or if Tenant is in default on the date an extended term is to commence, the extended term shall not commence and this Lease shall expire at either the end of the initial term or the end of the any of the option periods in which Tenant is in default.

In order to exercise such option(s) to renew or extend this Lease, Tenant shall give to Landlord notice, in writing, of its intention to do so at least one hundred eighty (180) days prior to the applicable expiration date of this Lease, and if Tenant shall fail to timely give such notice, all rights and privileges as granted to Tenant to renew or extend this Lease shall thereupon be null and void.

Option Period GMMR: If Tenant exercises the option to extend the term as set forth herein, the GMMR payable for option period will be at future market value, but in no event shall the GMMR be less then the current rent at the time of this renewal plus Three percent (3%). If tenant does not agree to the new GMMR the option is forfeited.

5.

Rental

5.1

Guaranteed Minimum Monthly Rental. Tenant shall pay to Landlord, during the term of this Lease from and after the Commencement Date as Guaranteed Minimum Monthly Rental ("GMMR") for the Demised Premises the sum specified in Section 1.8 hereof, which sum shall be paid in advance on the first (1st) day of each calendar month. Tenant, contemporaneously with the execution of this Lease, shall deliver to Landlord GMMR for one calendar month, which shall be applicable to the initial month following the Commencement Date, the receipt of which is hereby acknowledged by Landlord. In the event the Commencement Date does not occur on the first (1 st) day of a calendar month, the GMMR for the initial fractional month shall be prorated as of the Commencement Date on a per diem basis (calculated on the basis of a thirty (30) day month) and any additional GMMR shall be credited against the GMMR for the first full calendar month following the Commencement Date. All rental to be paid by Tenant to Landlord shall be in lawful money of the United States of America and shall be paid without deduction or offset, prior notice or demand at the address designated in Section 1.12 hereof. The rent is not based on a price per square footage for the rental unit.

5.2

Percentage Rental. Not Applicable.

5.3

Cost of Living Adjustment. Upon each anniversary date of the Commencement Date, or if the Commencement Date is not on the first (1 st) day of a month, then on the first (1st) day of the next calendar month, the GMMR shall be adjusted by an increase of Three (3) percent.

5.4

Net Lease. It is the intention of the Landlord and Tenant that the rent herein specified shall be net to the Landlord,and that all costs, expenses and obligations of every kind relating to the Demised Premises or the use, operation, management or occupancy thereof, whether or not now customary or within the contemplation of the parties hereto, which may arise or become due during the term of this Lease, shall be paid by the Tenant. Such amounts are considered additional rental hereunder.

5.5

Additional Rental. For purposes of this Lease, all payments required to be made by Tenant to Landlord for taxes, maintenance and repair, expenses in connection with the parking and common areas, insurance, and all other monetary obligations of Tenant under this Lease, shall be deemed to be additional rental.

5.6

Declaration; Expense Allocation. Landlord and Tenant acknowledge that the Landlord owns the Shopping Center. The use, operation and maintenance of the Shopping Center and the Premises is or will be subject to an agreement of covenants, conditions, restrictions and easements (the "Declaration"). Tenant hereby subordinates to such Declaration and shall comply with and not violate any of the terms and provisions of such Declaration in connection with Tenant's use of the Premises. In the event the Declaration allocates property taxes, lighting expenses, common area maintenance expenses and any other expenses in connection with the parking and common areas or the Shopping Center, the allocation of such expenses to the Demised Premises under Sections 6, 9, 14 and 19 shall be based upon the expenses allocated to the Landlord's Property under the Declaration, to the extent allocated there under, and Tenant's allocation of such expenses shall be based upon the that portion of all such expenses which is equal to the proportion thereof which the number of square feet of gross floor area in the Demised Premises bears to the total number square feet of gross floor area of the buildings constructed on Landlord's Property. With respect to property which is not owned by Landlord but is subject to the Declaration, it is understood that any rights granted to Tenant hereunder by Landlord and/or any obligations hereunder of Landlord shall only be to the extent of Landlord's rights under the Declaration; Landlord hereby agrees to use its reasonable efforts to enforce such rights under the Declaration.

6.

REAL ESTATE TAXES. In addition to all rentals herein reserved, Tenant shall pay to Landlord annual real estate taxes and assessments levied upon the Demised Premises and a pro rata share of annual real estate taxes and assessments levied upon the parking and common areas of the Shopping Center. Landlord shall estimate the amount of taxes next due and Tenant shall pay, on a monthly basis, together with GMMR as additional rental, the amount of Tenant's estimated tax obligation. Within thirty (30) days following receipt of the actual tax bill, Landlord shall provide to Tenant a reconciliation of the amount owed by Tenant and the amount actually paid by Tenant. If Tenant has underpaid Tenant shall pay the additional amount owed in a lump sum within ten (10) days. If Tenant has overpaid, the amount of the overpayment shall be credited against the payment for such taxes and assessments next coming due. Even though the term of this Lease has expired and Tenant has vacated the Demised Premises, when the final determination is made of Tenant's share of such taxes and assessments, Tenant shall immediately pay to Landlord the amount of any additional sum owed, and any overpayment shall immediately be paid by Landlord to Tenant. Landlord shall have the right to elect to collect taxes on a semi-annual basis, in which event Tenant's pro rata share shall be payable within ten (10) days after receipt of a semi-annual statement to be sent by Landlord to Tenant setting forth the amount of such tax based upon the actual tax bill received by Landlord.

In the event the Demised Premises, together with a pro rata share of the parking and common area, are not separately assessed, Landlord shall allocate a portion of the real estate taxes and assessments to Tenant by any reasonable method selected by Landlord in its sole discretion, including allocating the annual real estate taxes and assessment based on the ratio that the gross floor area of the Demised Premises bears to the total gross leasable floor area of the building or buildings within the tax parcel of which the Demised Premises is a part. It is agreed that it shall be reasonable for Landlord to exclude from such calculation the square footage leased or owned by any tenant or owner who pays real property taxes and/or assessments on other than an allocable basis so long as the amount so paid by such tenant or owner is deducted from the amount being allocated.

Any such tax for the year in which this Lease commences or ends shall be apportioned and adjusted. With respect to any assessment which may be levied against or upon the Demised Premises and which, under the laws then in force, may be evidenced by improvement or other bonds, payable in annual installments, only the annual payments on said assessment shall be included in computing Tenant's obligation for taxes and assessments.

The term "real estate taxes" as used herein shall be deemed to mean all taxes imposed on the real property and permanent improvements constituting the Demised Premises and/or the parking and common areas as well as taxes of every kind and nature (including any tax on rent which is substituted in whole or in part for real property taxes or assessments and any license fee imposed by a local governmental body on the collection of rent, and excluding federal and state income taxes) levied and assessed in lieu of, in substitution for, or in addition to, existing real property taxes, whether or not now customary or within the contemplation of Landlord and Tenant, and all assessments levied against the Demised Premises and/or the parking and common areas. The term "real estate taxes" also shall include the cost to Landlord of contesting the amount, validity or applicability of any taxes referred to in this Section. "Real estate taxes" shall not include personal income taxes, inheritance taxes, or franchise taxes levied against the Landlord but not directly against such property even though such taxes shall become a lien against said property, unless such taxes are in lieu of or in substitution for taxes levied directly against such property.

Tenant shall pay to Landlord any and all excise, privilege and other taxes levied or assessed by any federal, state or local authority upon or measured by the rental or other amounts received by Landlord hereunder, and Tenant shall bear any business tax imposed upon Landlord by any governmental authority which is based or measured in whole or in part by amounts charged or received by Landlord from Tenant under this Lease.

Tenant shall be liable only for that portion of the taxes and assessments attributable to the Demised Premises based upon individual assessment valuations (proration) supplied by the County Assessor. Said proration shall be conclusive upon both parties unless the parties otherwise mutually agree in writing.

Tenant shall pay all special taxes and assessments or license fees levied, assessed or imposed by law or ordinance, by reason of the use of the Demised Premises for the specific purposes set forth in this Lease.

7.

PERSONAL PROPERTY TAXES. During the term hereof, Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Demised Premises, and when possible, Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Landlord. In the event any or all of the Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with the Landlord's real property, the Tenant shall pay to Landlord Tenant's share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to the Tenant's property.

8.

CONSTRUCTION. Landlord and Tenant agree to construct the improvements to the extent shown on the attached Exhibit "C" ("Landlord's Work" and "Tenant's Work", as applicable), at each party's sole cost and expense, as provided in Exhibit "C".

9.

PARKING AND COMMON AREAS.

9.1

Parking and Common Area Definition. The term "parking and common areas" as used herein shall mean those portions of the Shopping Center that are from time to time established by Landlord as automobile parking areas, roadways, walkways, landscaped areas, malls, service areas, electrical and mechanical rooms, the community center and the like. During the term of this Lease and any extension thereof, Landlord gives to Tenant for the use and benefit of Tenant, Tenant's agents, employees, customers and subtenants a non-exclusive license in common with Landlord and other present and future owners and tenants of the Shopping Center and their agents, employees, customers, licensees and subtenants, and others authorized by Landlord to use the parking and common areas of the Shopping Center for ingress, egress and automobile parking, provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of such parking and common areas shall not constitute a violation of this covenant. Landlord reserves the right in its sole and absolute discretion (without which right Landlord would not have entered into this Lease), to change the location of buildings and the entrances, exits, traffic lanes, parking stalls, landscaped areas, the direction and flow of traffic, and the size, boundaries, location, and configuration of the parking and common areas, to create temporary and permanent kiosks, and to annex additional property to the Shopping Center by Landlord. The license shall be automatically revoked to the extent portions of the Shopping Center are deleted by Landlord from the parking and common areas and shall be deemed expanded to the extent areas are added and are identified by Landlord in writing as additional common areas. Nothing herein contained shall be deemed to prevent Landlord from using or authorizing others to use said parking and common areas for utility lines and appurtenances, pickups and deliveries to and from buildings within the Shopping Center, construction, and other similar purposes. This Lease shall be subject to any agreement existing as of the date of this Lease or subsequently recorded against the real property of which the Demised Premises are a part, which agreement provides for reciprocal easements and restrictions pertaining to the parking and common areas, and in the event of conflict between the provisions of such agreement and this Lease, the provisions of such agreement shall prevail.

9.2

Opening of Parking and Common Areas. Prior to the date on which Tenant shall open the Demised Premises for business to the public, Landlord shall cause those portions of the parking and common areas reasonably necessary for the operation of Tenant's business to be graded, paved, lighted and appropriately marked and landscaped at no expense to Tenant.

9.3

Maintenance of Parking and Common Areas. During the entire term hereof, Landlord shall keep or cause to be kept the parking and common areas as same are established and completed by Landlord in a good, neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof, but all expenses in connection with said parking and common areas shall be charged and prorated in the manner hereinafter set forth. It is understood and agreed that the phrase "expenses in connection with the parking and common areas" as used herein shall be construed to include, but not be limited to, all sums expended by Landlord in connection with said parking and common areas for all general maintenance, repairs, and replacements; costs expended by Landlord for managing, labor, payroll taxes, materials and supplies relating to the Shopping Center or portion thereof and utilities services utilized in connection therewith; resurfacing, painting, restriping, cleaning, sweeping and janitorial services; planting and landscaping; lighting and other utilities; repairing or replacing curbs, paved and unpaved surfaces, directional signs and other markers and bumpers; reasonable reserves to accomplish any replacements of the parking and common area improvements, including repaving of the parking and driveway areas, based upon Landlord's estimate as to when replacement of such improvements will be necessary; personnel to implement such services and to police the parking and common areas (but Landlord shall have no liability for the adequacy or performance of any police or security system); required fees or charges levied pursuant to any government requirements; public liability and property damage insurance on the parking and common areas, which shall be carried and maintained by Landlord, with limits as determined by Landlord; and a fee equal to fifteen percent (15%) of said costs passed through to Tenant pursuant to the terms of this Lease to Landlord for Landlord's supervision of said parking and common areas.

Tenant agrees to pay to Landlord Tenant's pro rata share of the total expenses in connection with the parking and common areas. Subject to Section 5.6, Tenant's pro rata share of such expenses shall be that portion of all such expenses which is equal to the proportion thereof which the number of square feet of gross floor area in the Demised Premises bears to the total number of square feet of gross floor area of all buildings in the Shopping Center as of the commencement of each calendar month. There shall be an appropriate adjustment of Tenant's share of the expenses in connection with the parking and common areas as of the commencement and expiration of the term of this Lease. The terms "gross floor area" and "gross leaseable floor area" as used herein shall be deemed to mean the floor area in either the Demised Premises or any other building in the Shopping Center, with measurements to be from the outside of exterior walls and from the center of interior separation partitions, but in Landlord's discretion consistently applied. Landlord may exclude from such terms mezzanines, trash enclosures, loading areas and the like. In the event and to the extent that any tenant in the Shopping Center or any owner of any portion of the Shopping Center pays parking and common area expenses on other than the proportionate basis described above, Landlord may, in such event and to such extent, exclude the square footage of floor area leased or owned by such party for purposes of the above-described allocation so long as the actual amount paid by such party is deducted from the parking and common area expenses being so allocated.

Upon the Commencement Date, or at any time thereafter, Landlord may submit to Tenant a statement of the anticipated expenses in connection with the parking and common areas for the period between such Commencement Date and the following December 31, and Tenant shall pay its pro rata share thereof in equal monthly payments. Tenant shall continue to make such payments until notified by Landlord of a change thereof. Landlord may, at any time, increase or decrease such estimated payments in the event that Landlord reasonably determines that such estimated payments are incorrect or the percentage to be allocated to Tenant is adjusted. By March 1 of each year, Landlord shall endeavor to give Tenant a statement showing the total expenses in connection with the parking and common areas for the prior calendar year and Tenant's pro rata share thereof. Failure of Landlord to deliver such a statement within said time period shall not be a default or otherwise affect Tenant’s obligations hereunder. In the event the total of the estimated payments which Tenant has made for the prior calendar year are less than Tenant's actual share thereof, Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord and shall concurrently pay an additional amount to adjust any underpayment in the estimated payments for the current year. Any overpayment by Tenant shall be credited towards the payment next coming due. Even though the term of this Lease has expired and Tenant has vacated the Demised Premises, when the final determination is made of Tenant's share of said expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated payments previously made by Tenant and, conversely, any overpayments shall be immediately paid by Landlord to Tenant. Alternatively, Landlord may elect to bill Tenant its pro rata share after the expenses have been incurred, in which event, Tenant's pro rata share shall be based on actual expenses at such intervals as Landlord shall determine.

9.4

Employee Parking. Notwithstanding any other provision contained herein, at Landlord's written request, Tenant and Tenant's employees shall park their automobiles outside the Shopping Center or in those areas, if any, within the Shopping Center designated for employee parking. In the event Landlord designates employee parking within the Shopping Center, Tenant and Tenant's employees shall park their automobiles in the area designated by Landlord. Upon Landlord's request, Tenant shall submit to Landlord a list of Tenant's employees and the license numbers of vehicles driven by them (including the license numbers of Tenant's own vehicles). Tenant shall thereafter notify Landlord of any changes to such list within five (5) days after such change occurs. If Tenant or its employees park their vehicles in other than a designated area, Landlord may charge Tenant, without prior notice, Twenty Dollars ($20.00) per day, or any part thereof, per vehicle parked in other than a designated area. All amounts shall be paid within ten (10) days after demand. Additionally, Landlord is authorized to cause any such vehicle parked in other than a designated area to be towed away. Tenant shall hold Landlord harmless from any liability relating thereto and within ten (10) days after demand for payment shall pay the cost of towing and storage if not paid by the employee.

9.5

Rules and Regulations. In addition to other rules and regulations for the Shopping Center or Landlord’s Property, or as part of such rules and regulations, Landlord may adopt from time to time rules and regulations for the orderly and proper operation of said parking and common areas. Such rules and regulations may include, but shall not be limited to, the following: (i) the restricting of employee parking to a limited, designated area or areas or prohibiting parking by employees in the Shopping Center as above provided; (ii) the restriction of designated areas for drive-through banking, savings, restaurant or other drive-through facilities and/or loading, trash or other storage areas whether or not same are roofed and/or enclosed; (iii) the establishment of certain limited areas as exclusive parking areas for certain tenants of the Shopping Center; and (iv) the restriction of loading, unloading and deliveries to specified times and areas.

10.

USES PROHIBITED. Tenant shall not use, or permit the Demised Premises, or any part thereof, to be used for any purpose or purposes other than the express purpose or purposes for which the Demised Premises are hereby leased pursuant to Section 1.11 hereinabove or carry on its business other than under the trade name designated in Section 1.4. No use shall be made or permitted to be made of the Demised Premises, nor acts done, which is obnoxious to, out of harmony with, or objectionable to the development or operation of the Demised Premises and/or adjoining properties, including, without limitation, the following prohibited activities, occurrences and uses: (i) no merchandise shall be displayed or sold outside the enclosed building areas on the Demised Premises; nor shall any use other than parking and landscaping, be made of any outside areas; (ii) no solicitation of any kind, distribution or handbills or other materials, parading, rallying, patrolling, picketing, demonstrating or similar conduct shall be permitted outside the enclosed building areas on the Demised Premises; (iii) no loudspeakers or other sound which may be heard or experienced outside the enclosed building areas on the Demised Premises and no nuisance, incineration, during on or adjacent to the Demised Premises, explosion, obnoxious odor or obnoxious noise shall be permitted; (iv) no auction, fire, bankruptcy, going out of business or similar sale shall be conducted or advertised; (v) nothing shall be done which shall be injurious to the Demised Premises or adjoining properties or unlawful or contrary to public policy or to a law, ordinance, regulation or requirement of any public authority, or would constitute an extra hazardous use, or would violate, suspend or void any policy of insurance required to be carried on the Demised Premises or which would increase the rate of insurance thereon; (vi) no use shall be made of the sidewalk area on the Demised Premises other than pedestrian movement; (vii) there shall not be permitted the use by the public, as such, of the Demised Premises or any part thereof without restriction or in such manner as might reasonably tend to impair the Landlord's title to the Demised Premises or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Demised Premises or any part thereof; (viii) no act or omission of the Tenant shall permit any lien or encumbrance of any kind whatsoever to attach to the Demised Premises; (ix) no act or omission which would constitute a breach, or event which with passage of time, notice of either of them, would constitute a breach of any recorded documents; (x) no sale of any so-called "surplus" "Army and Navy," or "secondhand" goods or drug paraphernalia or "head-shop" goods, as those terms are generally used at this time and from time to time hereinafter, shall be conducted on or from the Demised Premises; and (xi) no use shall be made or permitted which conflicts with any recorded document or restrictive use covenant. Tenant shall not sell or permit to be kept, used, displayed or sold in or about the Demised Premises: (a) pornographic or sexually explicit books, magazines, literature, films or other printed material, sexual paraphernalia, or other material which would be considered lewd, obscene or licentious, (b) any use which may be prohibited by standard forms of fire insurance policies, or (c) any alcoholic beverages unless expressly permitted by Section 1.11 hereof. Tenant shall not use, or permit to be used, the Demised Premises, or any part thereof, for the installation or on-premises use of any vending machine, gaming machine or video or arcade game unless expressly permitted by this Lease. No use shall be made or permitted which conflicts with any recorded document. Tenant shall, at Tenant's sole cost, comply with any and all requirements, pertaining to the use of the Demised Premises, of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance, covering the building of which the Demised Premises are a part and appurtenances. In the event Tenant's use of the Demised Premises results in a rate increase for any building within the Shopping Center, or the parking and common areas, Tenant shall pay annually on the anniversary date of this Lease, as additional rent, a sum equal to that of the additional premium occasioned by said rate increase.

Tenant shall not commit, or suffer to be committed, any waste upon the Demised Premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Shopping Center. Tenant shall not, without Landlord's prior written consent, display or sell merchandise outside the defined exterior walls and permanent doorways of the Demised Premises. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Demised Premises, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors, or pursuant to any bankruptcy or other solvency proceeding nor display any "going out of business" or similar sign. Tenant shall not advertise, solicit business or give out literature or materials within the parking and common areas of the Shopping Center without Landlord's prior written consent.

11.

ALTERATIONS AND FIXTURES. Tenant shall not make, or suffer to be made, any alterations to the Demised Premises, or any part thereof, or the building containing the Demised Premises or change the appearance of the building containing the Demised Premises without the prior written consent of Landlord, and any alterations to the Demised Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and shall at the expiration or earlier termination of this Lease belong to Landlord. Tenant shall not in any event make any changes to the exterior of the Demised Premises. Any such alterations shall be in conformance with the requirements of all municipal, state, federal, and other governmental authorities, including requirements pertaining to the health, welfare or safety of employees or the public and in conformance with reasonable rules and regulations of Landlord. Landlord may require that any such alterations be removed prior to the expiration of the term hereof. Any removal of alterations or furniture and trade fixtures shall be at Tenant's expense and accomplished in a good and workmanlike manner. Any damage occasioned by such removal shall be repaired at Tenant's expense so that the Demised Premises can be surrendered in a good, clean and sanitary condition as required by Section 12 hereof. On completion of any work of alteration, addition or improvement by Tenant, Tenant shall supply Landlord with "as-built" drawings accurately reflecting all such work.

Tenant agrees to promptly fixturize and stock the Demised Premises in a manner comparable to other stores of a similar nature. Any and all fixtures and appurtenances installed by Tenant shall be new and shall conform with the requirements of all municipal, state, federal, and governmental authorities, including requirements pertaining to the health, welfare, or safety of employees or the public.

Landlord, within five (5) days after demand from Tenant, shall execute and deliver any document required by any supplier, lessor, or lender in connection with the installation in the premises of tenant's personal property or tenant's trade fixtures in which Landlord waives any rights it may have or acquire with respect to that property, if the supplier, lessor, or lender agrees in writing that:

1.  It will remove that property from the premises before the expiration of the term or within thirty (30) days after termination of the term, but if it does not remove the property within ten (10) days it shall have waived any rights it may have had to the property.

2.  It will make whatever restoration or repairs to the Demised Premises that is necessitated by the removal.

12.

MAINTENANCE AND REPAIR. Tenant shall, subject to Landlord's obligations hereinafter provided, at all times during the term hereof, and at Tenant's sole cost and expense, keep, maintain and repair the Demised Premises, Tenant's portion of the building containing the Demised Premises and other improvements within the Demised Premises in good and sanitary order, condition, and repair (except as hereinafter provided), including, without limitation, the maintenance and repair of any store front, doors, window casements, glazing, heating and air-conditioning system, including the maintenance of a service contract with a heating and air-conditioning contractor approved by Landlord and meeting any warranty requirements of Landlord, plumbing, pipes, electrical wiring and conduits. Tenant shall supply Landlord with a copy of such contract within ten (10) days after opening for business, and, upon request at any time, evidence that such contract or other contract remains in effect. After notice to Tenant, Landlord shall have the right to contract directly for heating and air-conditioning maintenance, and in such event, Tenant shall pay the cost of same, or a reasonable portion thereof determined by Landlord if the contract covers more than the Demised Premises. In addition to the foregoing expenses, Landlord, at its election, may employ a roof maintenance service company and an air-conditioning service company to provide repair and preventive maintenance for the roofs. The cost of said services shall be included in the common area charges and shall be prorated pursuant to Section 9. For purposes of this particular proration, floor area of any buildings not included in said roof maintenance service shall be excluded from the denominator. Tenant shall also, at Tenant's sole cost and expense, be responsible for any alterations or improvements to the Demised Premises necessitated as a result of the requirement of any municipal, state or federal authority. Tenant hereby waives all rights to make repairs at the expense of Landlord, and Tenant hereby waives all rights provided for by the Civil Code of the State of California to make said repairs. By entering into the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises as being in good and sanitary order, condition and repair, and Tenant agrees on the last day of said term or sooner termination of this Lease to surrender the Demised Premises with appurtenances, in the same condition as when received and in a good, clean and sanitary condition, reasonable use and wear thereof and damage by fire, act of God or by the elements excepted. Tenant shall periodically sweep and clean the sidewalks adjacent to the Demised Premises, as needed.

Landlord shall, subject to Tenant's reimbursement as herein provided, maintain in good repair the exterior walls, roof and sidewalks. Tenant agrees to pay to Landlord, Tenant's pro rata share of the cost of preventative maintenance of the walls, roof and sidewalks, together with reasonable reserves to accomplish any replacements of or substantial repairs to the roof. Tenant agrees that it will not, nor will it authorize any person to, go onto the roof of the building of which the Demised Premises are a part without the prior written consent of Landlord. Said consent will be given only upon Landlord's satisfaction that any repairs necessitated as a result of Tenant's action will be made by Tenant, at Tenant's expense, and will be made in such a manner so as not to invalidate any guarantee relating to said roof. Landlord shall not be required to make any repairs to the exterior walls, roof and sidewalks unless and until Tenant has notified Landlord in writing of the need for such repairs and Landlord shall have had a reasonable period of time thereafter to commence and complete said repairs. Tenant shall reimburse Landlord for its pro rata share of the cost of such repairs to, and maintenance of, the building containing the Demised Premises according to the gross floor area of the Demised Premises as it relates to the total gross floor area of such building as of the date of such repair or maintenance. Tenant's reimbursement shall include a supervision fee to Landlord equal to fifteen percent (15%) of the maintenance and repair costs incurred by Landlord.

13.

COMPLIANCE WITH LAWS. Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force or which may hereafter be in force pertaining to the use of the Demised Premises, and shall faithfully observe in said use all municipal ordinances, state and federal statutes, or other governmental regulations now in force or which shall hereinafter be in force. Tenant shall obtain a business license prior to the Commencement Date. Tenant's violation of law shall constitute an incurable default under this Lease. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such order or statute in said use, shall be conclusive of that fact as between the Landlord and Tenant.

14.

Insurance

14.1

Landlord to Provide Casualty Insurance. Landlord shall maintain fire and extended coverage insurance throughout the term of this Lease in an amount equal to at least ninety percent (90%) of the replacement value of the building containing the Demised Premises, within the classification of "All-Risk", together with such other insurance, coverages and endorsements as may be required by Landlord's lender or by any governmental agency, or as Landlord may determine, including, but not limited to, vandalism and malicious mischief endorsements, rental abatement, sprinkler damage, earthquake, or flood insurance. Tenant hereby waives any right of recovery from Landlord, its officers and employees, and Landlord hereby waives any right of loss or damage (including consequential loss) resulting from any of the perils insured against as a result of said insurance. Tenant agrees to pay to Landlord Tenant's pro rata share of the cost of said insurance to be determined by the relationship that the gross floor area of the Demised Premises bears to the total gross leaseable floor area of the building or buildings for which such policy relates. In the event Landlord elects to obtain less than one hundred percent (100%) replacement cost insurance for the building containing the Demised Premises or any other improvements within the Shopping Center, or obtains any other type of insurance with a deductible, Tenant shall pay its pro rata share of any repair or restoration costs within the deductible amount, based upon the square footage of the Demised Premises to the total gross leaseable floor area of the building or buildings for which such deductible and loss relates.

14.2

Food Preparation. Tenant, if involved in food preparation and sales as a cafe, restaurant, or similar use, and/or food takeout service, shall install at Tenant's expense, grease traps and any fire protective systems in grill, deep fry, and cooking areas which are required by city, county, and state fire ordinances, and such system when installed shall qualify for full fire protective credits allowed by the fire insurance rating and regulatory body in whose jurisdiction the Demised Premises are located.

14.3

Tenant to Provide Personal Property Insurance. Tenant, at its expense, shall maintain fire and extended coverage insurance on its trade fixtures, equipment, personal property and inventory within the Demised Premises from loss or damage to the extent of their full replacement value and shall provide plate glass coverage. Tenant shall also carry Workers' Compensation Insurance as required by law. A certificate evidencing such insurance shall be delivered to Landlord. Such insurance shall provide protection against any risk included within the classification "All Risk", including but not limited to insurance against sprinkler leakage, vandalism and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the Tenant improvements and personal property so insured. Tenant shall, at its cost, maintain business interruption or loss of income insurance assuring that the rental payable hereunder will be paid to Landlord for a period of not less than twelve (12) months if the Demised Premises are destroyed or rendered inaccessible by a risk insured against by a policy of All Risk Insurance, with any endorsements required by this paragraph 14.3. Such coverage shall include a sixty (60) day extended period of indemnity endorsement.

14.4

Tenant to Provide Liability Insurance. During the entire term of this Lease, the Tenant shall, at the Tenant's sole cost and expense, but for the mutual benefit of Landlord and Tenant, maintain coverage for Worker's Compensation in the statutorily required amount, including employer's liability with a liability limit of not less than ONE MILLION DOLLARS ($1,000,000.00) and Commercial Liability Insurance or Comprehensive General Public Liability Insurance against claims for bodily injury, death or property damage occurring in, upon or about the Demised Premises and on any sidewalks directly adjacent to the Demised Premises with insurance companies licensed to do business in the state where the Demised Premises are located rated AX or better by Best's Insurance Guide. Such liability insurance shall have combined single limits of TWO MILLION DOLLARS ($2,000,000.00) for bodily injury, death, and property damage. All such policies of insurance shall be issued in the name of Tenant for the mutual and joint benefit and protection of the parties, and a Certificate of such policies of insurance shall be delivered to Landlord. Landlord, and any other persons or entities designated by Landlord and having an insurable interest in the Demised Premises, shall be added as additional insured’s pursuant to such policies (although they shall not be "named insured’s" therein). Said insurance shall provide by its terms that coverage is to be primary and noncontributing with any similar insurance carried by Landlord as the additional parties designated by Landlord. Such policy shall provide that not less than thirty (30) days written notice shall be given to Landlord prior to the cancellation or modification of any such policy. Landlord may require an increase in the amounts of such insurance as such amounts are reasonably determined by Landlord or Landlord's lender to provide for increases in cost-of-living or liability experience. Provided, however, if Landlord so elects Landlord may provide such insurance and, in such event, Tenant agrees to pay its pro rata share of the cost of said insurance on the same basis as provided in Section 14.1 above. Prior to the Commencement Date (or such earlier date as Tenant takes possession of the Demised Premises for any purpose) and at least thirty (30) days prior to the expiration of any insurance policy, Tenant shall provide Landlord with a certificate of insurance or other evidence that the insurance required by this Section will be in effect, or will remain in effect, during the next year. The policy or policies providing the coverage required pursuant to this Section shall contain an endorsement providing, in substance, that "such insurance as is afforded hereby for the benefit of Landlord and any other additional insured’s designated by Landlord shall be primary and any insurance carried by Landlord and any other additional insured’s designated by Landlord shall be excess and not contributory. In no event shall the limits of any coverage maintained by Tenant pursuant to this paragraph be considered as limiting the liability of Tenant pursuant to this Lease.

14.5

Waiver of Subrogation. Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned by property damage to the Demised Premises, its contents, or Tenant's trade fixtures, equipment, personal property or inventory arising from any risk generally covered by insurance against the perils of fire, extended coverage, vandalism, malicious mischief, theft, sprinkler damage, and earthquake sprinkler leakage. Each of the parties, on behalf of its respective insurance companies insuring such property of either Landlord or Tenant against such loss, waives any right of subrogation that it may have against the other. The foregoing waivers of subrogation shall be operative only so long as available in California and provided further that no policy is invalidated thereby.

14.6

Blanket Insurance. Each party shall be entitled to fulfill its insurance obligations hereunder by maintaining a so-called "blanket" policy or policies of insurance in such form as to provide by specific endorsement coverage not less than that which is required hereunder for the particular property or interest referred to herein.

15.

INDEMNIFICATION OF LANDLORD. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives all claims against Landlord for damage to equipment or other personal property, trade fixtures, leasehold improvements, goods, wares, inventory and merchandise, in, upon or about the Demised Premises and for injuries to persons in or about the Demised Premises, from any cause arising at any time (including, but not limited, to the police or security system for the Shopping Center); and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, or the equipment and other personal property, leasehold improvements, goods, wares, inventory and merchandise of any person, arising from the use of the Demised Premises or the parking and common areas by Tenant or its employees and customers, or from the failure of Tenant to keep the Demised Premises in good condition and repair, as herein provided. All property kept, stored or maintained on the Demised Premises shall be so kept, stored, or maintained at the sole risk of Tenant; and except in the case of Landlord's willful misconduct, Landlord shall not be liable, and Tenant waives all claims against Landlord, for damages to persons or property sustained by Tenant or by any other person or firm resulting from the building in which the Demised Premises are located or by reason of the Demised Premises or any equipment located therein becoming out of repair, or through the acts or omissions of any persons present in the Shopping Center or renting or occupying any part of the Shopping Center, or for loss or damage resulting to Tenant or Tenant's property from burst, stopped or leaking sewers, pipes, conduits, or plumbing fixtures, or for interruption of any utility services, or from any failure or defect in any electric line, circuit, or facility, or any other type of improvement or service on or furnished to the Demised Premises or resulting from any accident in, on, or about the Demised Premises or the building in which the Demised Premises are located. Landlord shall have no liability for conduct of others upon the Demised Premises or the Shopping Center.

16.

FREE FROM LIENS. Tenant shall keep the Demised Premises, the building containing the Demised Premises, and the property on which the Demised Premises are situated free from any liens arising out of any work performed, material furnished, or obligation incurred by Tenant or alleged to have been incurred by Tenant. Prior to commencing any construction, Tenant shall provide Landlord with a completed Notice of Non-responsibility for execution by Landlord, filing at the Demised Premises and recordation by Landlord, at Tenant's expense.

17.

ABANDONMENT. Tenant shall not vacate or abandon the Demised Premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender the Demised Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Demised Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

18.

SIGNS. Tenant shall not place or permit to be placed any sign upon the exterior, in the interior or exterior of the windows of the Demised Premises or which will be visible from the exterior of the Demised Premises without Landlord's prior written consent. Landlord's sign criteria ("Sign Criteria") is attached hereto as Exhibit "D" and Tenant shall within ten (10) days from the date hereof, submit preliminary scaled schematic sign construction drawings for Tenant’s trade name indicated in Section 1.4 hereof, indicating design, materials and placement of Tenant’s sign for Landlord’s review and approval. Upon receipt of written approval from the Landlord and the City of Port Hueneme, Tenant shall pay for the cost of constructing and installing the sign and shall cause the sign to be installed. Upon the expiration or earlier termination of this Lease, Tenant shall cause the sign to be removed, at Tenant's sole cost and expense and shall repair any damage to the Demised Premises caused by the removal of the sign.

19.

UTILITIES. Tenant shall pay before delinquency all charges for water, gas, heat, electricity, power, sewer, telephone service, trash removal (unless included in the expenses to maintain the common and parking areas) and all other services and utilities used in, upon, or about the Demised Premises by Tenant or any of its subtenants, licensees, or concessionaires during the term of this Lease and shall cause the utilities to the Demised Premises to be placed in Tenant's name prior to or effective as of the delivery of the Demised Premises to Tenant. If any utility is not separately metered, Tenant agrees to reimburse Landlord for the cost of said service as Landlord shall reasonably determine to be Tenant's share thereof plus a supervision fee to Landlord equal to fifteen percent (15%) of such cost. Landlord shall not be liable for any failure or interruption of any utility service.

20.

ENTRY AND INSPECTION. Tenant shall permit Landlord and Landlord's agents to enter into and upon the Demised Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which the Demised Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required, or for the purpose of posting notices of non-liability for alterations, additions or repairs, or for the purpose of placing upon the property in which the Demised Premises are located any usual or ordinary "For Sale" signs. Landlord shall be permitted to do any of the above without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Demised Premises thereby occasioned. Tenant shall permit Landlord, at any time within six (6) months prior to the expiration of this Lease, to place upon the Demised Premises any usual or ordinary "For Lease" signs, and during such six (6) month period, Landlord or Landlord's agents may, during normal business hours, enter upon said Demised Premises and exhibit same to prospective tenants.

21.

DAMAGE AND DESTRUCTION OF DEMISED PREMISES. In the event of (a) partial or total destruction of the Demised Premises or the building containing same during the term of this Lease which requires repairs to either the Demised Premises or said building, or (b) the Demised Premises or said building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant's act, use or occupation, which declaration requires repairs to either the Demised Premises or said building, Landlord shall forthwith make said repairs, provided Tenant gives to Landlord thirty (30) days' written notice of the necessity therefor. No such partial destruction (including any destruction necessary in order to make repairs required by any declaration made by any public authority) shall in any way annul or void this Lease except that Tenant shall be entitled to a proportionate reduction of GMMR while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Demised Premises. However, if during the last two (2) years of the term of this Lease the Demised Premises and/or said building are damaged as a result of fire or any other insured casualty to an extent in excess of twenty-five percent (25%) of the then replacement cost (excluding foundations), Landlord may, within thirty (30) days following the date such damage occurs, terminate this Lease by written notice to Tenant. If Landlord, however, elects to make said repairs, and provided Landlord uses due diligence in making said repairs, this Lease shall continue in full force and effect, and the GMMR shall be proportionately reduced while such repairs are being made as hereinabove provided.

The foregoing to the contrary notwithstanding, if the Demised Premises or said building is damaged or destroyed at any time during the term hereof to an extent of more than twenty-five percent (25%) of the then replacement cost (excluding foundations) as a result of a casualty not insured against, Landlord may, within thirty (30) days following the date of such destruction, terminate this Lease upon written notice to Tenant. If Landlord does not elect to terminate because of said uninsured casualty, Landlord shall promptly rebuild and repair the Demised Premises and/or the building and the GMMR shall be proportionately reduced while such repairs are being made as hereinabove provided.

If Landlord elects to terminate this Lease, all rentals shall be prorated between Landlord and Tenant as of the date of such destruction.

With respect to any partial or total destruction (including any destruction necessary in order to make repairs required by any such declaration of any authorized public authority) which Landlord is obligated to repair or may elect to repair under the terms of this Section 21, Tenant waives any statutory right Tenant may have to cancel this Lease as a result of such destruction.

22.

ASSIGNMENT AND SUBLETTING. Tenant shall not sublet the Demised Premises, or any part thereof, or any right or privilege appurtenant thereto, without first obtaining the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. Tenant shall not assign this Lease, or any interest therein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord may withhold its consent to an assignment to a proposed assignee, and Tenant agrees that Landlord shall not be unreasonable for doing so, unless all the following criteria are met: (a) the proposed assignee's general financial condition, including liquidity and net worth, verified by audited financial statements prepared by a certified public accountant in conformity with generally-accepted accounting principles is equal to or greater than that of Tenant; (b) the proposed assignee has a demonstrated merchandising capability equal to or greater than that of Tenant as to the use for which the Demised Premises are leased; (c) in Landlord's sole judgment, the proposed assignee is morally and financially responsible; and (d) in Landlord's judgment, the proposed assignee will generate at least the same amount of percentage rental payable pursuant to the terms of this Lease as Tenant. Any such assignment shall be subject to all of the terms and conditions of this Lease, including, but not limited to, any restriction on use and trade name pursuant to the provisions of Sections 1, 3 and 10 hereof, and the proposed assignee shall assume the obligations of Tenant under this Lease in writing in form satisfactory to Landlord. The proposed assignee shall simultaneously provide to Landlord an estoppel certificate in the form described in Section 30 hereafter. Consent by Landlord to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Consent to an assignment shall not release the original named tenant from liability for the continued performance of the terms, covenants and provisions on the part of Tenant to be kept and performed, and the assignment and assumption documents shall so provide. Thereafter, Landlord and the assignee may modify, amend, change or supplement this Lease without notice to or consent of the original named tenant and without releasing the original named tenant from its liabilities and obligations under this Lease, which liabilities and obligations shall remain in full force and effect, and the original named tenant shall thereafter be liable to perform the obligations of the "Tenant" under the Lease as modified, amended, changed, or supplemented, but not to exceed the financial obligations of the original named tenant hereunder unless such original tenant is given written notice of such amendment or modification and consents to such amendment or modification, which consent shall not be unreasonably withheld, delayed or conditioned. In the event Landlord is unable to contact the original named tenant, despite making reasonable efforts to do so, the original named tenant shall be liable to perform the obligations of the "Tenant" under this Lease as modified, amended, changed or supplemented, as if it had consented to such amendments, changes, supplements or modifications. Landlord shall be deemed to have made reasonable and diligent efforts in the event it provides written notice to the original named tenant hereunder at the most recent address provided to Landlord by the original named tenant hereunder, but shall have no obligation to further inquire as to the correct address of the original named tenant hereunder.. Any assignment or subletting without the prior written consent of Landlord shall be void, shall constitute a material breach of this Lease, and shall, at the option of Landlord, terminate this Lease. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law.

Landlord shall be under no obligation to consider a request for Landlord's consent to an assignment until Tenant shall have submitted in writing to Landlord a request for Landlord's consent to such assignment, together with audited financial statements of Tenant and the proposed assignee, a credit report issued by TRW or a comparable credit evaluation company, a history of the proposed assignee's business experience and such other information as required by Landlord to verify that the criteria for assignment as set forth herein are met, and Tenant shall have paid to Landlord Five Thousand Dollars ($5,000.00) to reimburse Landlord for its time and expense in considering such request. Landlord, within twenty (20) days after receiving such written request, together with the other information and the payment, may elect to terminate this Lease by written notice to Tenant effective fifteen (15) days thereafter, and in such event, this Lease shall terminate on such effective date of termination, and the obligations of the parties, each to the other, accruing thereafter shall likewise terminate. In the event Landlord exercises such right of termination, Tenant shall have ten (10) days following the date Landlord exercises such option to terminate to revoke the request for assignment, in which event this Lease shall continue in full force and effect and the request for consent shall no longer be effective. If Landlord approves such assignment, Tenant shall pay to Landlord any consideration received by Tenant for Tenant's leasehold interest in connection with such assignment, and the GMMR shall be increased to an amount equal to the existing GMMR plus the average percentage rental paid (or payable) by Tenant for the last full twelve (12) months of the term of the Lease preceding the date Landlord receives the request, together with all required information, during which Tenant has been open for business or if twelve (12) months have not expired since Tenant has been open for business, for the actual months elapsed since Tenant has been open for business.

By affixing their initials below, the parties acknowledge that the provisions of this Section 22 have been freely negotiated, bargained for and agreed to by Landlord and Tenant. Landlord and Tenant acknowledge that the terms, limitations and restrictions on assignment and subletting are a material consideration for Landlord and Tenant entering into this Lease and that, but for such terms, limitations and restrictions, they would not have entered into this Lease.

Landlord's Initials:

Tenant's Initials:

23.

DEFAULT AND REMEDIES. In addition to the defaults described in Section 22 hereinabove and in Section 27 hereafter, the occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant: (a) the failure to pay any rental or other payment required hereunder to or on behalf of Landlord at the time or within the times herein specified for such payment; (b) the failure to perform any of Tenant's agreements or obligations hereunder (exclusive of a default in the payment of money) where such default shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant, which notice shall be deemed to be the statutory notice so long as such notice complies with statutory requirements; (c) the vacation or abandonment of the Demised Premises by Tenant; (d) the making by Tenant of a general assignment for the benefit of creditors; (e) the filing by Tenant of a voluntary petition in bankruptcy or the adjudication of Tenant as a bankrupt; (f) the appointment of a receiver to take possession of all or substantially all the assets of Tenant located at the Demised Premises or of Tenant's leasehold interest in the Demised Premises; (g) the filing by any creditor of Tenant of an involuntary petition in bankruptcy which is not dismissed within sixty (60) days after filing; or (h) the attachment, execution or other judicial seizure of all or substantially all of the assets of Tenant or Tenant's leasehold where such an attachment, execution or seizure is not discharged within sixty (60) days. Any repetitive failure by Tenant to perform its agreements and obligations hereunder, though intermittently cured, shall be deemed an incurable default. Two (2) breaches of the same covenant within a sixty (60) day period, a notice having been given pursuant to (a) or (b) above for the first breach, or three (3) such breaches at any time during the term of this Lease for which notices pursuant to (a) or (b) above were given for the first two (2) breaches shall conclusively be deemed to be an incurable repetitive failure by Tenant to perform its obligations hereunder.

In the event of any such default or breach by Tenant, Landlord may at any time thereafter, without further notice or demand, rectify or cure such default, and any sums expended by Landlord for such purposes shall be paid by Tenant to Landlord upon demand and as additional rental hereunder. In the event of any such default or breach by Tenant, Landlord shall have the right to continue the Lease in full force and effect and enforce all of its rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease, or Landlord shall have the right at any time thereafter to elect to terminate said Lease and Tenant's right to possession thereunder. Upon such termination, Landlord shall have the right to recover from Tenant:

23.1

The worth at the time of award of the unpaid rental which had been earned at the time of termination;

23.2

The worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided;

23.3

The worth at the time of award of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and

23.4

Any other amount necessary to compensate the Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in Sections 23.1 and 23.2 above shall be computed by allowing interest at three percent (3%) over the prime rate then being charged by Bank of America, N.A., but in no event greater than the maximum rate permitted by law. The worth at the time of award of the amount referred to in Section 23.3 shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%), but in no event greater than ten percent (10%).

As used herein, "rental" shall include the GMMR, additional rental (percentage rental) payable pursuant to Section 5.2 equal to the average percentage rental paid or payable by Tenant for the last twelve (12) months of the term of this Lease that Tenant has been open for business (or if 12 months have not expired since the Commencement Date, for the actual number of months elapsed since the Commencement Date), other sums payable hereunder which are designated "rental" or "additional rental" and any other sums payable hereunder on a regular basis such as reimbursement for real estate taxes and assessments and expenses for maintaining and operating the parking and common areas (such other sums to be reasonably determined by Landlord).

Such efforts as Landlord may make to mitigate the damages caused by Tenant's breach of this Lease shall not constitute a waiver of Landlord's right to recover damages against Tenant hereunder, nor shall anything herein contained affect Landlord's right to indemnification against Tenant for any liability arising prior to the termination of this Lease for personal injuries or property damage, and Tenant hereby agrees to indemnify and hold Landlord harmless from any such injuries and damages, including all attorneys' fees and costs incurred by Landlord in defending any action brought against Landlord for any recovery thereof, and in enforcing the terms and provisions of this indemnification against Tenant.

Notwithstanding any of the foregoing, the breach of this Lease by Tenant, or an abandonment of the Demised Premises by Tenant, shall not constitute a termination of this Lease, or of Tenant's right of possession hereunder, unless and until Landlord elects to do so, and until such time Landlord shall have the right to enforce all of its rights and remedies under this Lease, including the right to recover rent, and all other payments to be made by Tenant hereunder, as they become due. Failure of Landlord to terminate this Lease shall not prevent Landlord from later terminating this Lease or constitute a waiver of Landlord's right to do so.

As security for the performance by Tenant of all of its duties and obligations hereunder, Tenant does hereby assign to Landlord the right, power and authority, during the continuance of this Lease, to collect the rents, issues and profits of the Demised Premises, reserving unto Tenant the right, prior to any breach or default by it hereunder, to collect and retain said rents, issues and profits as they become due and payable. Upon any such breach or default, Landlord shall have the right at any time thereafter, without notice except as provided for above, either in person, by agent or by a receiver to be appointed by a court, enter and take possession of the Demised Premises and collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Landlord may determine.

The parties hereto agree that acts of maintenance or preservation or efforts to release the Demised Premises, or the appointment of a receiver upon the initiative of the Landlord to protect its interests under this Lease shall not constitute a termination of Tenant's right of possession for the purposes of this Section unless accompanied by a written notice from Landlord to Tenant of Landlord's election to so terminate.

Acceptance of rental hereunder shall not be deemed a waiver of any default or a waiver of any of Landlord's remedies.

24.

SURRENDER OF LEASE. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all of such subleases or subtenancies.

25.

LANDLORD'S LIABILITY. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land and buildings comprising the Shopping Center or Landlord’s Property and/or building of which the Demised Premises are a part, and, subject to prior rights of any mortgagee of the Demised Premises or any obligations of Landlord in connection with the Shopping Center or Landlord’s Property, for the collection, satisfaction or enforcement of any judgment (or other judicial or administrative process) requiring the payment of money, or the performance or non-performance of certain acts by Landlord, in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of the Landlord will be subject to levy, execution or other procedures for the satisfaction of any remedy, judgment or order of Tenant. In the event of any sale of the Demised Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Demised Premises, shall be deemed without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease arising after the date of such sale.

26.

HOURS OF BUSINESS. Tenant shall open for business no later than the expiration of the Fixturization Period set forth in Section 1.5 after Landlord notifies Tenant that Landlord's Work is substantially completed as provided in Section 4 hereof. Subject to the provisions of Section 21 hereof, Tenant shall continuously during the entire term hereof conduct and carry on Tenant's business in the Demised Premises and shall keep the Demised Premises open for business and cause Tenant's business to be conducted therein during the usual business hours of each and every business day as is customary for businesses of like character to be open for business in the county in which the Demised Premises are located. In no event, however, shall such hours of being open for business be less than (a) 10:00 a.m. through 6:00 p.m. on Monday through Saturday or (b) the hours of 70% of the number of tenants in the Shopping Center; provided, however, that this provision shall not apply if the Demised Premises should be closed and the business of Tenant temporarily discontinued therein on account of strikes, lockouts, or similar causes beyond the reasonable control of Tenant. However, the hours of operation and delivery are restricted to the period between 7:00 a.m. and 12:00 a.m. Tenant agrees (i) to keep the Demised Premises fully stocked with merchandise, and with sufficient sales personnel to care for the patronage and (ii) to maximize Gross Sales.

Tenant acknowledges and agrees that, in addition to other reasons Landlord is requiring Tenant to agree to the provisions of this Section: (a) that Tenant being open for business in turn helps increase the amount of business being done by other tenants in the Shopping Center, (b) that a closed store has a detrimental effect on the Shopping Center and the business of other tenants in the Shopping Center, (c) that a material consideration to Landlord for entering into this Lease is the right and possibility of receiving percentage rental, and Tenant further acknowledges and agrees that the GMMR would be set at a higher amount but for the possibility of Landlord receiving percentage rental, and (d) a lease where a tenant is paying, or the possibility exists that a tenant will pay, percentage rent enhancing the value of the Shopping Center. Accordingly, should Tenant fail to operate its business as required by this Section, the GMMR shall be increased by an amount equal to ten percent (10%) of the GMMR otherwise payable hereunder during the time period that the Tenant shall fail to conduct its business as herein provided. The increase in GMMR shall in no way excuse Tenant from its breach of this Lease nor deprive Landlord of the remedies it may have at law or in equity for such breach.

27.

TENANT'S PERFORMANCE. In the event Tenant shall fail within any time limits which may be provided herein to complete any work or perform any other requirements provided to be performed by Tenant prior to the Commencement Date, or in the event Tenant shall cause a delay in the completion of Landlord's Work, or any work to be performed by Tenant, Landlord may send Tenant written notice of said default and if said default is not corrected within ten (10) days thereafter, Landlord may terminate this Lease by written notice to Tenant given prior to the curing of said default. Landlord shall be entitled to receive as liquidated damages the greater of (a) any deposits made hereunder or (b) twice the amount of the GMMR and such improvements as Tenant may have annexed to the realty that cannot be removed without damage thereto. Landlord shall be entitled to retain any deposit paid hereunder by Tenant as an offset against such liquidated damages. The provisions of this Section 27 shall apply to the defaults described in this Section and other provisions of Section 23 shall be inapplicable thereto.

28.

FORCE MAJEURE. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this Section 28 contained shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder except as may be expressly provided elsewhere in this Lease.

29.

SUBORDINATION, ATTORNMENT. This Lease, at Landlord's option, shall be subordinate to the lien of any deed of trust or mortgage subsequently placed upon the real property of which the Demised Premises are a part, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof, and Tenant agrees to execute a subordination agreement in recordable form satisfactory to mortgagee or beneficiary to accomplish same. Tenant shall execute and deliver, without cost to Landlord, whatever instruments may be required to effect such subordination. Tenant shall at all time, hereafter, at the request from Landlord, execute any instruments, leases or other documents that may be required to render Tenant's interest hereunder prior to the lien of any mortgage or deed of trust, and the failure of Tenant to execute any such instrument, lease or other document shall constitute a default hereunder. If any mortgagee or beneficiary shall elect to have this Lease be prior to the lien of its mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed to be prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Demised Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

In the event that Tenant shall become a debtor under Chapter 7 of the Bankruptcy Code, and the trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of this Lease are satisfied. If such trustee shall fail to elect or assume this Lease within sixty (60) days after the filing of the petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Demised Premises without further obligation to Tenant or trustee, and this Lease shall be canceled, but Tenant's right to be compensated for damages in such liquidation proceeding shall survive.

In the event that a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 or 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is transferred pursuant to Chapter 11 or 13, the trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within seventy-five (75) days from the date of the filing of the petition under Chapter 11 or 13, or the trustee or debtor-in-possession shall be deemed to have rejected this Lease. No election by the trustee or debtor-in-possession to assume this Lease, whether under Chapter 7, 11 or 13, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge is commercially reasonable in the context of a bankruptcy proceeding of Tenant, has been satisfied, and Landlord has so acknowledged in writing:

29.1

The trustee or the debtor-in-possession has cured, or has provided Landlord adequate assurance (as defined below) that:

(a)

Within ten (10) days from the date of such assumption, the trustee will cure all monetary defaults under this Lease; and

(b)

Within thirty (30) days from the date of such assumption, the trustee will cure all non-monetary defaults under this Lease.

29.2

The trustee or the debtor-in-possession has compensated, or has provided to Landlord adequate assurance (as defined below) within ten (10) days from the date of assumption. Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

29.3

The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's, trustee's or debtor-in-possession's obligations under this Lease; provided, however, that:

(a)

The trustee or debtor-in-possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months' rent and other monetary charges accruing under this Lease;

(b)

If not otherwise required by the terms of this Lease, the trustee or debtor-in-possession shall also pay in advance on the date minimum rent is payable one-twelfth (1/12th) of Tenant's annual obligations under this Lease for maintenance, common area charges, real estate taxes, insurance and similar charges;

(c)

From and after the date of the assumption of this Lease, the trustee or debtor-in-possession shall pay as minimum rent an amount equal to the sum of the minimum rental otherwise payable hereunder, plus the highest amount of the annual percentage rent paid by Tenant to Landlord within the five (5) year period prior to the date of Tenant's petition under the Bankruptcy Code, which amount shall be payable in advance in equal monthly installments on the date minimum rent is payable; and

(d)

The obligations imposed upon the trustee or debtor-in-possession shall continue with respect to Tenant or any assignee of the Lease after the completion of bankruptcy proceedings.

29.4

The assumption of the Lease will not:

(a)

 Breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Shopping Center; or

(b)

For purposes of this Section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum, "adequate assurance" shall mean:

(1)

The trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or debtor-in-possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Demised Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully-operational, actively promoted business on the Demised Premises; and

(2)

The Bankruptcy Court shall have entered an order segregating sufficient cash payable to Landlord and/or the trustee, or debtor-in-possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, trustee, or debtor-in-possession, acceptable as to value and kind to Landlord, to secure the Landlord the obligation of the trustee or debtor-in-possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of this Section 29 and thereafter Tenant is liquidated or files a subsequent petition for reorganization or adjustment of debts under Chapter 11 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, by no later than thirty (30) days after the occurrence of either of such events.

If the trustee or debtor-in-possession has assumed the Lease pursuant to the terms and provisions of this Section 29, for the purpose of assigning (or elects to assign) Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this Section of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

(c)

For purposes of this Section 29, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum, "adequate assurance of future performance" shall mean that each of the following conditions has been satisfied, and Landlord has so acknowledged in writing:

(1)

The assignee has submitted a current financial statement audited by a certified public accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant's obligations under this Lease;

(2)

The assignee, if requested by Landlord, shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

(3)

The assignee has submitted in writing evidence, satisfactory to Landlord, of substantial retailing experience in shopping centers of comparable size to the Shopping Center and in the sale of merchandise and services permitted under this Lease; and

(4)

Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

When, pursuant to the Bankruptcy Code, the trustee or debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Demised Premises, or any portion thereof, such charges shall not be less than the minimum annual rent as defined in this Lease and other monetary obligations of Tenant for the payment of maintenance, common area charges, real estate taxes, insurance and other charges payable by Tenant hereunder.

Neither Tenant's interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant (hereinafter referred to as the "state law") unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord's consent of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

In the event the estate of Tenant created hereby shall be taken in execution or by other process of law, if Tenant or any guarantor of Tenant's obligations hereunder (hereinafter referred to as "Guarantor") shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under state law, or if any proceedings are filed by or against the Guarantor under the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, or if a receiver or trustee of the property of Tenant or Guarantor shall be appointed under state law by reason of Tenant's or Guarantor's insolvency or inability to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant's or Guarantor's property for the benefit of creditors under state law, then and in such event, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election to so terminate within thirty (30) days after the occurrence of such event.

30.

ESTOPPEL CERTIFICATE. If, as a result of a proposed sale, assignment, or hypothecation of the Demised Premises or the land thereunder by Landlord, or at any other time, an estoppel certificate and/or a current financial statement shall be requested of Tenant, Tenant agrees, within five (5) days thereafter, to deliver such current financial statement certified by Tenant (or officer of Tenant if Tenant is a corporation), that the financial statement has been prepared in accordance with generally-accepted accounting principles, consistently applied, and accurately reflects the financial condition of Tenant as of the date of such financial statement, and to deliver such estoppel certificate in the form attached hereto as Exhibit "E" or as such lender or buyer may require addressed to any existing or proposed mortgagee or proposed purchaser, and to the Landlord, certifying the requested information, including, among other things, the dates of commencement and termination of this Lease, the amount of security deposits, the rental currently payable hereunder and the date to which rental has been paid, that this Lease is in full force and effect (if such be the case), and that there are no differences, offsets or defaults of Landlord, or noting such differences, offsets or defaults as actually exist. Tenant shall be liable for any loss or liability resulting from any incorrect information certified, and such mortgagee and purchaser shall have the right to rely on such estoppel certificate and financial statement. Tenant shall in the same manner acknowledge and execute any assignment of rights to receive rents as required by any mortgagee of Landlord.

31.

CONDEMNATION. If there is any taking of or damage to all or any part of the Shopping Center or any interest therein because of the exercise of the power of eminent domain or inverse condemnation, whether by condemnation proceedings or otherwise, or any transfer of any part thereof or any interest therein made in avoidance thereof (all of the foregoing being hereinafter referred to as "taking") before or during the term hereof, the rights and obligations of the parties with respect to such taking shall be as provided in this Section 31.

31.1

Total Condemnation. If there is a taking of all of the Demised Premises, this Lease shall terminate as of the date of such taking.

31.2

Partial Condemnation. If twenty-five percent (25%) or more of the floor area of the Demised Premises shall be taken, either party shall be entitled to terminate this Lease, or if twenty-five percent (25%) or more of the floor area of all buildings in the Shopping Center shall be taken whether the Demised Premises are taken or not, Landlord shall be entitled to elect to terminate this Lease; and the terminating party shall give the other party written notice of such election not later than thirty (30) days after the date Landlord delivers notice to Tenant that possession or title to the portion of the Demised Premises taken has vested in the condemnor. If neither party gives such notice, or less than twenty-five percent (25%) of the floor area of either the Demised Premises or buildings in the Shopping Center shall be taken, this Lease shall remain in full force and effect, and the rent shall be adjusted as provided in Section 31.6.

31.3

Common Area. If twenty-five percent (25%) or more of the common area within a radius of four hundred (400) feet from the main entrance to the Demised Premises shall be taken, either party shall be entitled to elect to cancel and terminate this Lease and shall give the other party written notice of such election not later than thirty (30) days after the date Landlord delivers notice to Tenant that possession or title to said portion of the common area taken has vested in the condemnor. If neither party gives such notice or more than seventy-five percent (75%) of said portion of the common area will be available after such taking, this Lease shall remain in full force and effect. In no event shall Tenant have the right to terminate this Lease if Landlord provides additional common area which, when combined with the remaining common area, provides a common area which is at least seventy-five percent (75%) as large as said portion of the common area before the taking.

31.4

Termination Date. If this Lease is terminated in accordance with the provisions of this Section 31, such termination shall become effective as of the date physical possession of the condemned portion is taken.

31.5

Repair and Restoration. If this Lease is not terminated as provided in this Section 31, Landlord shall, at its sole expense, restore with due diligence the remainder of the improvements occupied by Tenant so far as practicable to a complete unit of like quality, character, and condition as that which existed immediately prior to the taking, provided that the scope of work shall not exceed the scope of the work to be done by Landlord originally in constructing the Demised Premises, and further provided that Landlord shall not be obligated to expend an amount greater than that which was awarded to Landlord for such taking.

31.6

Rent Adjustment. If this Lease is not terminated as provided in this Section 31, the fixed minimum rent shall be reduced by that proportion which the floor area taken from the Demised Premises bears to Tenant's total floor area immediately before the taking. There shall be no other abatement.

31.7

Award. The entire award or compensation in such proceedings, whether for a total or partial taking or for diminution in the value of the leasehold or for the fee shall belong to and be the property of Landlord; provided that Tenant shall be entitled to recover from the condemnor such compensation as may be separately awarded by the condemnor to Tenant or recoverable from the condemnor by Tenant in its own right for the taking of trade fixtures and equipment owned by Tenant (meaning personal property, whether or not attached to real property, which may be removed without injury to the Demised Premises, for the expense of removing and relocating them, for loss of goodwill to Tenant's business, and for no other cause.

32.

COMPETING BUSINESS. N/A

33.

MISCELLANEOUS.

33.1

Jurisdiction and Venue. The parties hereto agree that the State of California is the proper jurisdiction for litigation of any matters relating to this Lease, and service mailed to the address of tenants set forth herein shall be adequate service for such litigation. The parties further agree that Ventura County, is the proper place for venue as to any such litigation.

33.2

Partial Invalidity. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereof.

33.3

Marginal Captions. The various headings and numbers herein and the grouping of the provisions of this Lease into separate sections and paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

33.4

Consents, Approvals, and Agreements of Landlord. All consents and approvals to be given by Landlord, unless specifically stated herein to the contrary, shall be at Landlord's sole and absolute discretion, and no covenants are to be implied in relation thereto, either in fact or in law. The agreements and obligations of Landlord are specifically stated in this Lease, and no further agreements, covenants, promises, or obligations are to be implied, and Tenant expressly waives any such implied agreements, covenants, promises or obligations.

33.5

Late Payments. Tenant hereby acknowledges that late payment by Tenant to Landlord of rental or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Demised Premises.

Accordingly, any payment of any sum to be paid by Tenant not paid within three (3) business days of its due date shall be subject to a ten percent (10%) late charge. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by such late payment by Tenant.

33.6

Interest. Any sum to be paid pursuant to the terms of this Lease not paid when due shall bear interest from and after the due date until paid at a rate equal to three percent (3%) over the prime rate being charged by Bank of America, N.A. from time to time during such period so long as the rate does not exceed the maximum rate permitted by law, in which case, interest shall be at the maximum rate allowed by law at the time the sum became due.

33.7

Holding Over. Any holding over after the expiration of the term of this Lease, with or without the consent of Landlord, express or implied, shall be construed to be a tenancy from month to month, cancelable upon thirty (30) days' written notice, and at a rental equal to one hundred fifty percent (150%) of the last applicable GMMR and the average Percentage Rental payable during the previous twelve (12) month period, and upon terms and conditions as existed during the last year of the term hereof. If Tenant fails to surrender the Demised Premises upon the termination of this Lease, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant arising out of such failure.

33.8

Successors in Interest. The covenants herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

33.9

No Oral Agreements. This Lease covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning this Lease, and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein, and there are no oral agreements. Tenant acknowledges that no representations or warranties of any kind or nature not specifically set forth herein have been made by Landlord or its agents or representatives.

33.10

Authority. In the event that Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or said partnership, as the case may be, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, in accordance with a duly adopted resolution of the Board of Directors, if a corporation, or in accordance with the Partnership Agreement, if a partnership, and that this Lease is binding upon said corporation or partnership in accordance with its terms. Tenant agrees to deliver forthwith to Landlord a certified copy of such resolution of the corporation, if Tenant be a corporation, or a copy of the Partnership Agreement and a copy of the Certificate of Limited Partnership or Statement of Partnership, if the Tenant be a partnership.

33.11

Time. Time is of the essence of this Lease.

33.12

Consistency. Each provision herein shall be interpreted so as to be consistent with every other provision.

33.13

Division of Demised Premises. Tenant acknowledges that Landlord may attempt to obtain the recordation of a subdivision tract map dividing the Shopping Center into lots and agrees to join in executing any certificates or other documents required in connection therewith; provided that this Section shall not be construed as obligating Tenant to incur any expense or to agree to incur any expense in connection therewith.

33.14

Nonrepresentation as to Building Site. The designation of any type of use or tenancy with respect to any building site on the attached plot plan of the Shopping Center or on any other map, diagram, marketing plans, renderings or plot plan furnished to or reviewed by Tenant is not intended as a covenant or representation that said building site shall be constructed or devoted to such a use or tenancy or as a representation by Landlord that the Shopping Center shall be constructed as indicated thereon or that any tenants or occupants designated by name or nature of business thereon shall conduct business in the Shopping Center during the term of this Lease, nor shall Landlord be responsible or liable to Tenant should any other tenant, lessee or owner fail to open or to continue to be open for business during the term of this Lease.

33.15

Parking Surcharge. In the event that a parking surcharge or regulatory fee, however designated, is imposed upon or levied or assessed against the Shopping Center or on, or on account of, the parking spaces thereon by any governmental agency or authority pursuant to the "Clean Air Act" or any plan implemented pursuant to such Act, or any enactment amendatory or in substitution thereof, Tenant agrees that Landlord may, at Landlord's option (but without obligation to do so), institute a system of pay parking, charging either the occupants of the Shopping Center or those persons parking in the Shopping Center as Landlord may, in its judgment, decide and as permitted by the governmental agency or authority and, in such event, the proceeds of such system will be used to pay any such surcharge or fee and the cost of implementing and administering such system. Tenant shall comply with any rules and regulations established by Landlord relating thereto.

33.16

Relationship of Parties. The relationship of the parties hereto is that of Landlord and Tenant, and it is expressly understood and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of Tenant's business or otherwise, or a joint venturer with Tenant, and that the provisions of this Lease and the agreements relating to rent payable hereunder are included solely for the purpose of providing a method whereby rental payments are to be measured and ascertained.

33.17

Landlord's Default. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Demised Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be deemed in default if Landlord commences performance within a thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to damages and/or an injunction. Whenever Tenant is required to serve notice on Landlord of Landlord's default, written notice shall also be served at the same time upon the mortgagee under any mortgage or beneficiary under any deed of trust. Such mortgagee or beneficiary shall have the periods of time within which to cure Landlord' defaults as are provided in this Section 33.17, which periods shall commence to run ten (10) days after the commencement of the periods within which Landlord must cure its defaults under this Section 33.17. In this connection, any representative of the mortgagee or beneficiary shall have the right to enter upon the Demised Premises for the purpose of curing the Landlord's default. Such mortgagee or beneficiary shall notify Landlord and Tenant in the manner provided by Section 33.24 of the address of such mortgagee or beneficiary to which such notice shall be sent, and the agreements of Tenant hereunder are subject to prior receipt of such notice.

33.18

Substitute Demised Premises. At any time during the term of this Lease, Landlord shall have the right to request in writing that Tenant move to substitute Demised Premises situated within the Shopping Center. The substitute Demised Premises shall contain the same approximate square footage as the Demised Premises as described herein. Tenant shall have thirty (30) days from the date of Landlord's request to accept the substitute Demised Premises. Landlord shall have the right to relocate the Demised Premises to a substitute Demised Premises in accordance with the following:

(a)

The substitute Demised Premises shall be substantially the same in size, dimensions, configuration, decor and nature as the Demised Premises described herein and shall be placed in that condition by Landlord at Landlord's sole cost;

(b)

The physical relocation of the Demised Premises shall be accomplished by Landlord at its sole cost;

(c)

Landlord shall give Tenant at least thirty (30) days' prior written notice of Landlord's intention to relocate the Demised Premises as described above;

(d)

All incidental costs incurred by Tenant as a result of the relocation, including, but without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising and other such items shall be paid by Landlord in an amount not to exceed Five Hundred Dollars ($500.00);

(e)

If the substitute Demised Premises are smaller than the Demised Premises as they existed before the relocation, the GMMR shall be reduced to a sum computed by multiplying the GMMR by a fraction, the numerator of which shall be the total number of square feet in the substitute Demised Premises and the denominator of which shall be the total number of square feet in the Demised Premises before relocation; and

(f)

If the substitute Demised Premises are larger than the Demised Premises as they existed before the relocation, the GMMR shall be kept at the same rate, unless otherwise agreed upon by Landlord.

(g)

The parties shall immediately execute an amendment to this Lease specifying the location of the substitute Demised Premises, the reduction of the GMMR, if any, and the date the amendment becomes effective. From and after the effective date of the amendment, the term "Demised Premises" as used in this Lease shall mean the substitute Demised Premises.

If Tenant refuses to accept the substitute Demised Premises or fails to reply to Landlord's request within the time stated, this Lease shall terminate upon Tenant vacating the Demised Premises or three (3) months from the date of Landlord's request to Tenant, whichever first occurs

33.19

Reservation of Right to Modify Shopping Center. In addition to the rights reserved to Landlord in Section 9.1 above, Landlord hereby reserves the right (but not the obligation) to renovate, modernize, rehabilitate, expand, reduce, reconfigure, enclose and/or otherwise alter all or any portion of the Shopping Center (collectively "Modifications"), in such manner and at such time or times, throughout the term of this Lease, as Landlord may, in its sole and absolute discretion, deem to be in the best interests of the Shopping Center. Such Modifications may include, without limitation, the right to construct new buildings in the Shopping Center for additional retail, office, hotel and/or other uses, to remove, renovate, repair, add to, modernize or otherwise alter the building in which the Demised Premises are situated as well as other buildings, facilities, structures, malls, walkways, landscaping, parking and common areas or other areas within the Shopping Center. In connection with any and all such Modifications, Landlord may enter the Demised Premises to the extent reasonably required by Landlord to pursue and complete such Modifications. In addition, Landlord may temporarily close portions of the parking and common areas and cause temporary obstructions in connection with any Modifications. Tenant agrees that under no circumstances shall the Modifications as to any portion of the Shopping Center or the construction activity that takes place in the course of making the Modifications, or any aspect thereof, including Landlord's entry into the Demised Premises, constitute an eviction or partial eviction of Tenant or a breach of Tenant's right to quiet enjoyment or of any other provision of this Lease, nor entitle Tenant to damages, injunctive relief or other equitable relief, nor entitle Tenant to any abatement or reduction in the GMMR, additional rental or other charges or sums due under this Lease; provided Landlord uses reasonable efforts to mitigate any adverse effects on Tenant caused by the Modifications.

33.20

Hazardous Waste and Materials. Tenant shall not engage in any activity on or about the Demised Premises that violates any Environmental Law, and shall promptly, at Tenant's sole cost and expense, take all investigatory and/or remedial action required or ordered by any governmental agency or Environmental Law for clean-up and removal of any contamination involving any Hazardous Material created or caused directly or indirectly by Tenant. The term "Environmental Law" shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Demised Premises, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sections 9601, et seq.; (ii) the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sections 6901, et seq.; (iii) California Health and Safety Code Sections 25100, et seq.; (iv) the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Sections 25249.5, et seq.; (v) the Federal Water Pollution Control Act, 33 U.S.C. Sections 1317, et seq.; (vi) California Water Code Sections 1300, et seq.; (vii) California Civil Code Sections 3479, et seq., and; (viii) California Health & Safety Code Sections 25915, et seq., as such laws are amended, and the regulations and administrative codes applicable thereto. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste", "extremely hazardous waste", "restrictive hazardous waste" or "hazardous substance" or considered a waste, condition of pollution or nuisance under the Environmental Laws; (ii) petroleum or a petroleum product or fraction thereof; (iii) asbestos; and/or (iv) substances known by the State of California to cause cancer and/or reproductive toxicity. It is the intent of the parties hereto to construe the terms "Hazardous Materials" and "Environmental Laws" in their broadest sense. Tenant shall provide all notices required pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Sections 25249.5, et seq. and California Health & Safety Code Sections 25915, et seq. Tenant shall provide prompt written notice to Landlord of the existence of Hazardous Substances on the Demised Premises and all notices of violation of the Environmental Laws received by Tenant.

33.21

Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate and/or modify. The rules and regulations are attached hereto as Exhibit "F" ("Rules and Regulations"). Any amendment or modification of the Rules and Regulations shall be binding upon the Tenant upon delivery of a copy of such amendment or modification to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules and regulations by any other tenants or occupants. The Rules and Regulations shall apply and be enforced as to all tenants in the Shopping Center on a uniform basis.

33.22

Labor. Tenant shall use only reputable contractors of a recognized building trade in the making and/or installation of any repairs, alterations or improvements (including original improvements and fixtures) to be approved in advance by landlord in writing.

33.23

Nondiscrimination. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of race, sex, marital status, color, creed, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Demised Premises herein leased, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the Demised Premises.

33.24

Notices. Wherever in this Lease it shall be required or permitted that notice and demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served in writing and shall not be deemed to have been duly given or served unless in writing, and personally served or forwarded by overnight mail such as Federal Express or certified mail, postage prepaid, addressed as specified in Section 1.12. Either party may change the address set forth in Section 1.12 by written notice by certified mail to the other. Any notice or demand given by certified mail shall be effective one (1) day subsequent to mailing. All options to extend, if any, shall be delivered by certified mail only and shall be effective only if delivered by certified mail.

33.25

Attorneys' Fees. In the event that at any time during the term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding shall reimburse the successful party for reasonable attorneys' fees and other costs and expenses incurred therein by the successful party, including fees and costs incurred in any appellate proceeding. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained following a default by Tenant and/or to advise Landlord of its legal rights and/or remedies following a default by Tenant, Tenant agrees to pay all attorneys' fees and court costs reasonably incurred by Landlord in connection therewith.

33.26

Security Deposit. Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord the sum specified in Section 1.10 hereof, the receipt of which is hereby acknowledged by Landlord, said deposit being given to secure the faithful performance by the Tenant of all terms, covenants, and conditions of this Lease by the Tenant to be kept and performed during the term hereof. Tenant agrees that if the Tenant shall fail to pay the rent herein reserved or any other sum required hereby promptly when due, said deposit may, at the option of the Landlord be applied to any rent or other sum due and unpaid (provided that the Landlord shall not be required to do so), and if the Tenant violates any of the other terms, covenants, and conditions of this Lease, said deposit may, at Landlord's option, be applied to any damages suffered by Landlord as a result of Tenant's default to the extent of the amount of the damages suffered.

Nothing contained in this Section 33.26, shall in any way diminish or be construed as waiving any of the Landlord's other remedies as provided in Section 23 hereof, or by law or in equity. Should the entire security deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, on the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security deposit to its original amount, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Should Tenant comply with all of the terms, covenants, and conditions of this Lease and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, said security deposit shall be returned in full to Tenant at the end of the term of this Lease, or upon the earlier termination of this Lease pursuant to the provisions of Section 21 hereof, except in the event the Demised Premises are sold as a result of the exercise of any power of sale under any mortgage or deed of trust, in which event, this Lease shall be automatically amended to delete any reference to this Section 33.26, and Tenant shall be entitled to immediate reimbursement of its security deposit from the party then holding said deposit. Within five (5) days following the increase of the GMMR pursuant to the terms contained herein, Tenant shall deliver to Landlord an amount equal to the percentage increase in GMMR times the amount of security deposit Landlord is then entitled to hold hereunder.

33.27

Representation. Each of the parties hereto warrants and represents to the other (i) that each of the provisions hereof has been negotiated between the parties, (ii) that each provision hereof is consideration for every other provision, (iii) that it has read the entire Lease, and (iv) that it agrees to each and every provision hereof.

33.28

Certificate of Occupancy. In no event shall Tenant open for business unless and until Tenant shall have obtained a Certificate of Occupancy or its equivalent (a "Certificate of Occupancy") from the appropriate governmental authorities, provided that said governmental authority issues Certificates of Occupancy. The parties acknowledge any operation without a Certificate of Occupancy shall and is deemed to be a substantial material breach. Such action shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, in addition to all other remedies, Landlord may charge Tenant twice the minimum rent for the period Tenant is open for business without a Certificate of Occupancy, which the parties agree is a fair and reasonable estimate of the damage caused Landlord by such action. Acceptance of such rent shall not constitute a waiver of Tenant's default.

33.29

Refinance Financing. It is mutually understood and acknowledged that Landlord may have to finance the improvements on the Demised Premises through a mortgage loan or mortgage loans from one or several mortgagees and that before said loans are approved and closed, said mortgagees must approve the terms of this Lease and as to legal form and content. In view of the above, if Tenant refuses to agree to any amendment or modification of the within Lease as to form or contents which does not adversely and materially affect Tenant, as may be required by the mortgage company, Tenant agrees that Landlord may cancel this Lease on thirty (30) days' written notice to Tenant without liability to or by any party.

33.18

Brokers; Finders. Tenant warrants that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Lease, except as identified in Section 1.13 herein, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building or the Shopping Center, Tenant shall be solely responsible for the payment of any fee due said person or firm, and Tenant shall hold Landlord free and harmless against any liability with respect thereto, including attorneys' fees and costs.

33.19

Prohibition Against Recording Lease. Neither this Lease nor any memorandum thereof shall be recorded. The recordation hereof by or on behalf of Tenant shall be deemed a material breach.

33.20

Mutual Agency; Co-Tenant. Each and every party who now is or hereinafter becomes a tenant under this Lease hereby appoints each and every other co-tenant under this Lease (if any) as his, her or its agent, representative, and attorney-in-fact, to act for and on behalf of said principal with respect to all matters relating to, or arising from this Lease, the tenancy created hereby, the obligations herein set forth, and the use and occupancy of the Demised Premises, specifically including, but not limited to, the right to alter, amend, modify, extend, supplement and terminate this Lease, and the tenancy created hereunder. This agency shall continue and is irrevocable at all times during the period that the Demised Premises are occupied by said Tenant.

33.21

No Option. The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Demised Premises upon the terms and conditions contained herein or a reservation of the Demised Premises in favor of Tenant, it being intended hereby that this Lease shall become binding upon Landlord only upon Landlord's delivery to Tenant of a fully executed counterpart hereof.

33.22

Confidentiality. Except to the extent reasonably necessary to enforce the terms of this Lease, the terms of any negotiations, conversations, writings, documents and agreements made, entered into, discussed or proposed by either party to this Lease relating to this Lease, the Shopping Center, and/or the renegotiations, extension or modification of Tenant's existing or prior lease are confidential, and not to be disclosed to any other person, entity, employee, or tenant of the Shopping Center without the express written consent of Landlord. This confidentiality provision shall apply to each and every term of any discussions or agreements, including, but not limited to, rental rates.

Tenant shall defend, indemnify and hold Landlord harmless from and against any and all losses, damages, claims, actions, suits, legal or administrative orders or proceedings, demands or other liabilities resulting at any time from the breach of this provision by Tenant, including, but not limited to, all foreseeable and unforeseeable damages, fees, costs, losses and expenses, including any and all attorneys' fees and loss of rents, directly or indirectly arising therefrom.

33.23

This Lease supersedes all prior Leases and Amendments thereto.

IN WITNESS WHEREOF, the parties have duly executed this Lease, together with exhibits referred to herein and attached hereto, on the day and year first above written in Port Hueneme, California.

LANDLORD:

TENANT:

939 S. Serrano Ave., LLC

Stellar Biotechnologies, Inc.

DBA Beachport Center

By:

By:

Its CEO: Frank Oakes

EXHIBIT "A"

LEGAL DESCRIPTION OF SHOPPING CENTER

THE LAND fS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF LOS ANGELES, AND IS DESCRIBED AS FOLLOWS:

Parcel 1, in the City of Port Hueneme, County of Ventura, State of California, as shown on a Parcel Map filed in Book 34, Pages 96 and 97 of of Parcel Maps, in the office of the County Recorder of said County.

EXCEPT from that portion of said land lying within the land described in the deed recorded September 13, 1956 in Book 1443, Page 1 of Official Records, all oil, gas, hydrocarbons, hydrocarbon byproducts and minerals lying in or under said land, however, no right of entry is reserved upon the surface for the purpose of exploring for or extracting oil, gas, hydrocarbons, hydrocarbon byproducts or minerals; however reserving the right to enter the subsurface for the purpose of extracting same.

ALSO EXCEPT from that portion of said land lying within the land described in the deed recorded July 24, 1959 in Book 1761, Page 392 of Official Records, all of the oil, minerals and other hydrocarbon substances lying in or under said property.

ALSO EXCEPT from those portion of said land lying within the land described in the deeds recorded January 21, 1960 in Book 1820, Page 263; January 29, 1964 in Book 2471, Page 243; March 30, 1973 in Book 4093, Page 848; March 30, 1973 in Book 4093, Page 862; May 4, 1973 in Book 4109, Page 252; May 15, 1973 in Book 4113, Page 668; December 15, 1977 in Book 5015, Page 521; December 28, 1977 in Book 5023, Page 992; December 28, 1977 in Book 5023, Page 994; January 5, 1978 in Book 5028, Page 822; January 5, 1978 in Book 5028, Page 849; January 17, 1978 in Book 5036, Page 958; January 30, 1978 in Book 5044, Page 808; April 13, 1978 in Book 5093, Page 223; December 10, 1981 in Book 1981, Page 116712, all of Official Records, all oil, gas, minerals and hydrocarbon substances in and under said land without, however, any right of surface entry or any right of entry in and to the subsurface thereof at a depth of less than 500 feet beneath the surface for the development or removal of said substances.

EXHIBIT "B"

PLOT PLAN DEPICTING DEMISED PREMISES

EXHIBIT "C"

CONSTRUCTION OBLIGATIONS

LANDLORD'S OBLIGATIONS:

Landlord shall provide Tenant with an approximate Four Thousand Two Hundred Seventy Two (4272) square feet store space located as described in Section 1 of the Lease. The store space shall constitute the Premises as defined in Section 1.2 of the Lease. The Landlord and Tenant acknowledge, the Tenant has occupied the premises prior to signing this lease and accepts the unit in as-is condition. Landlord shall deliver the Premises to Tenant in an “As-Is” condition with the following:

1.

Landlord Will Build One (1) ADA compliant Bathroom, per attached plan

2.

Landlord will move walls per the attached plan

3.

Landlord will Install Glass above all cubical per attached plan.

4.

Landlord will install plumbing to lab room

5.

Landlord will paint unit

6.

Landlord will install flooring to be chosen by Tenant from Landlords Collection

TENANT SHALL BE RESPONSIBLE FOR THE COST OF ALL IMPROVEMENTS NOT LISTED ABOVE

TENANT’S OBLIGATIONS ARE LISTED ON THE FOLLOWING PAGE

EXHIBIT "C" (Continued)

CONSTRUCTION OBLIGATIONS

TENANT'S OBLIGATIONS: In the event that any improvements are desired by Tenant, Tenant shall first obtain permission from Landlord in accordance with the terms of the Lease and Tenant shall comply with the Tenant’s Work obligations listed below. Tenant's Work obligations (“Tenant’s Work”) shall consist of the following:

1. Tenant shall deliver to Landlord within fifteen (15) days from the date of execution of this Lease, a drawing setting forth those improvements required by Tenant in addition to those improvements to be provided by Landlord in Paragraph A hereinabove in sufficient form and content to be delivered to the County of Ventura, California, and any other agencies necessary, for review and approval. Upon receipt of Tenant's drawings, Landlord shall review said improvement plans and shall, within ten (10) days thereafter, return said improvement plans to Tenant, either indicating approval by signing two (2) copies or indicating disapproval and advising the Tenant of necessary plan changes.

2. Tenant shall, at Tenant's sole cost and expense, commence the installation of fixtures, equipment and any of Tenant's Work upon substantial completion of Landlord's Work as set forth hereinabove, within five (5) days after receiving notice from Landlord as to such substantial completion of Landlord's Work.

3. Tenant shall obtain insurance, in compliance with all the provisions of this Lease, and shall comply with all other provisions of this Lease (except those pertaining to Minimum Rent, Percentage Rent, Real Estate Tax Payments and Common Facilities Payments) after entry upon the Leased Premises, notwithstanding the fact that the term of this Lease shall not have commenced.

4. Tenant shall reimburse Landlord for all fees levied by appropriate governmental jurisdictions which are directly related to Tenant's extra improvements and/or use of the Leased Premises.

5. Tenant agrees that all work performed by him or his contractor or agent shall be of a good and workmanlike quality, and performed in a diligent manner so as not to interfere with Landlord's and/or any other tenant's use of the Shopping Center.

6. Tenant warrants that all contractors shall be reputable contractors approved by Landlord in writing. Tenant further warrants that his contractors shall in no way delay or cause delay or interfere with any other contractor working on the Shopping Center. Tenant agrees to hold Landlord harmless for the cost of any time lost by Landlord's contractor due to the actions or failure to act of Tenant's contractors.

7. In the event Tenant elects to use a contractor other than Landlord's contractor, then prior to construction, Tenant, at Tenant's sole cost, shall provide Landlord with a copy of an agreement between Tenant and a bonded disbursement company, a performance bond or other method which will guarantee the payment of construction funds and final lien-free completion of any and all work performed by Tenant within the Leased Premises. Method of guarantee shall be approved by Landlord. All fees for this service are to be paid by Tenant.

8.

All of Tenant's Work shall comply in all respects with each of the following:

a.

The Uniform Building Code and/or state, county, city or other laws, codes, ordinances, and regulations, as each apply according to the rulings of the controlling public official, agent or other person.

b.

Applicable standards of the National Fire Protection Association, the National Electrical Code, the American Gas Association, and the American Society of Heating, Refrigerating and Air Conditioning Engineers.

c.

Building Material Manufacturer's Specifications.

9.

Landlord shall have the right at all times to inspect, review and approve all phases of Tenant's improvement work.

10. During Tenant’s construction / fixturization period, Tenant shall not use any common trash receptacle for its construction trash or other debris. Tenant shall be responsible for the separate pickup and disposal of its construction debris and other trash generated during Tenant’s construction / fixturization period.

De-Io water loop to
lab sink w/return loop
Remove Bathroom Fixtures
AC Duct to Exterior AC Perch
Close Enterance
Add Door
Solid Walls to Roof Deck Added
Tenant Additions
Landlord Additions
10'
Kitchen Sink & Cabinet
New Bathroom
(interior walls and fixtures & Plumbing)
Solid Walls to T-Bar Ceiling Added
20'
3' 8"
Add Door
Hot & Cold Water
3' 8"
New Sewer Hook ups
Existing Sewer
Solid Walls to T-Bar Ceiling Added
3' 8"
20'
Glass to Ceiling on interior
hallway 3/4 Walls
(Demensions shown)
3'
Move Partition 3ft
Open Enterance
Move Partition
Remove Kitchen
8' 8"
Remove interior partitions
& shorten end wall 30"

General Items

Repair & Paint Exterior & Interior

Repair Roof as Needed

Recarpet Offices & Hallways

Vinal Floors in Labs and Clean Space with 4"coving

Repair/Replace ceiling Tiles as Needed

± $5,000 Sinage Allowance

EXHIBIT "D"

LANDLORD'S SIGN CRITERIA

The hereinafter set forth sign criteria have been established for the purpose of assuring a coordinated sign program for the mutual benefit of each tenant of the Shopping Center. Subject to the terms of this Lease, and the limitations imposed by the applicable governmental entity charged with the authority of approval of signs, Tenant shall be allowed to design sign(s) for the Premises in accordance herewith to provide maximum identity and esthetic quality for Tenant and the Shopping Center. Conformance with this criteria shall be strictly enforced by Landlord and any installed non-conforming or unapproved sign must be removed or brought into conformance herewith, at Tenant’s expense.

A.

GENERAL SPECIFICATIONS

1.

One “sign-able area” located on the signage band, by Landlord, shall be allowed for Tenant’s channel letter sign.

2.

Tenant shall submit three (3) copies of drawings of Tenant’s proposed signs to Landlord for approval before fabrication of such signs. Such drawings must include location, size and style of lettering, material, installation details, color selections and logo design. One copy of such drawing of Tenant’s proposed sign(s) shall be in color.

3.

All permits for signs and the fabrication and installation therefore shall be obtained and paid for by Tenant.

4.

All signs and the installation thereof shall comply with all local building codes.

5.

Animated, flashing or audible signs will not be permitted.

6.

All cabinets, conductors, transformers and other equipment shall be concealed.

7.

Painted lettering will not be permitted.

8.

Projections above or below the sign-able area will not be permitted. Signs on the roof of the Premises will not be permitted.

9.

Wording of signs shall not include the product sold, except as a part of Tenant’s trade name or insignia.

10.

All signs are to be in English only, unless Landlord gives Tenant written approval to the contrary.

B.

LOCATION OF SIGN(S)

1.

All signs or advertising devices advertising an individual use, business or building shall be attached to the building only at a location specified by Landlord.

2.

In the event the Premises has a non-customer rear door for receiving merchandise, Tenant may have uniformly applied on said door, in the location specified by Landlord, in two inch (2”) high block letters, Tenant’s name and address. Landlord will designate the color of such letters.

C.

DESIGN OF SIGN

1.

The total sign area shall not exceed two (2) square feet per lineal foot of frontage of the Premises. The sign area will be measured by circumscribing a rectangle around each individual letter of the sign case.

2.

The width of each sign must not exceed Seventy-five percent (75%) of shop width, and must be centered within frontage. (See Sign Diagram herein).

3.

The maximum height for letters in each sign shall not exceed twenty-four inches (24”).

4.

The minimum letter height of each letter shall not be less than eighteen inches (18”).

5.

The letter depth of each letter shall not be more than six inches (6”), or less than four inches (4”).

6.

Signs shall be composed of individual or script lettering. Sign boxes and cans will not be permitted. Logos will be considered on a case-by-case basis, at the sole discretion of Landlord. Colors will also be approved on a case-bycase basis.

7.

Materials: Plastic surfaces shall be Rohm or Haas or of equal quality, 1/8” thick acrylic plexi-glass. The vinyl film shall be 3-M, or of equal quality. The color of the plastic trim cap edging and the metal side return shall be approved by Landlord.

8.

All letters shall have 1/4" drain holes at the bottom of each letter.

D.

CONSTRUCTION REQUIREMENTS

1.

All signs shall be centered on the “sign-able area” both vertically and horizontally.

2.

All exterior signs, bolts, fastenings and clips shall be enameling iron with porcelain enamel finish, stainless steel, aluminum, brass or bronze. No black iron materials of any type will be permitted.

3.

All letters shall be fabricated using full welded construction.

4.

All penetrations of the building structure required for sign installation and which shall have been approved in writing by Landlord, shall be neatly sealed in a watertight condition.

5.

No labels, other than UL labels, will be permitted on the exposed surface of signs, except those required by local ordinance, which such labels shall be applied in an inconspicuous location.

EXHIBIT "D" (Continued)

LANDLORD'S SIGN CRITERIA

5.

No labels, other than UL labels, will be permitted on the exposed surface of signs, except those required by local ordinance, which such labels shall be applied in an inconspicuous location.

6.

Tenant shall cause Tenant's sign contractor to repair (in a good and workmanlike manner) any damage caused by such contractor work within two (2) days after such damage is caused.

7.

Tenant shall be fully responsible for the work of its sign contractor.

E.

RESTRICTIONS

1.

Vertical copy or signs projecting perpendicular to the building will not be permitted.

2.

Logos, hours of business and telephone numbers, are limited to a total of 144 square inches per single door entrance. All "Sale" signs or other special announcements will not be permitted on exterior or interior glass except as permitted in Tenant's Lease. Such advertising material must be setback 48" from glass storefront windows.

3.

Advertising devices such as attraction boards, posters, banners and flags will not be permitted except as permitted in Tenant's Lease.

SIGN DIAGRAM

CHANNEL LETTER SIGN CRITERIA

ALL SIGN DESIGNS, COLOR & COPY MUST BE APPROVED BY LANDLORD
and
SUBJECT TO OBTAINING A SIGN PERMIT FROM THE CITY

Sign Band Area (See Elev.)
Eq.
24"
Letter Height
Maximum
Eq.
SIGN
Eq.
Eq.
Lens Color Approval Required
Max. Letter Depth – 6"
Metal Side Color Must Be Noted
Sign Must Be Centered
Max. Sign Length - 75% of Store Width
Storefront Width (See Floor Plan)

Sign Request to include items in Exhibit "D" above including, but not limited to the following:

Example: Sign color, shape and design are subject to change at anytime by Landlord

Copy:	"BEACHPORT CENTER"	Finish Reveals:	Burnt Umber #10201
Sign Color:	Red Plexiglas #2795	Letter Height:	Twenty-four Inches (24")
Surface Type:	Rohm 1/8" Acrylic Plexiglas	Letter Depth:	Six Inches (6")
Vinyl Film:	3-M Translucent Vinyl

EXHIBIT "E"
ESTOPPEL CERTIFICATE

Tenant:

Stellar Biotechnologies, Inc.

Landlord:

939 S. Serrano Ave. LLC DBA Beachport Center

Date of Lease:

March 29, 2011

Shopping Center:

Beachport Center, N. Ventura Road and Hueneme Road, Port Hueneme, California

Demised Premises:

332 E. Scott St., Port Hueneme, California

To Whom It May Concern:

The undersigned hereby certifies as follows:

1.

The undersigned is the tenant ("Tenant") under the above-referenced lease ("Lease") covering the above-referenced premises ("Demised Premises").

2.

The Lease constitutes the entire agreement between landlord under the Lease ("Landlord") and Tenant with respect to the Demised Premises and the Lease has not been modified, changed, altered or amended in any respect except as set forth above.

3.

The term of the Lease commenced on

and, including any presently exercised option or

renewal term, will expire on

. Tenant has accepted possession of the Demised Premises and is the actual occupant in possession thereof and has not sublet, assigned or hypothecated its leasehold interest. All improvements to be constructed on the Demised Premises by Landlord have been completed and accepted by Tenant and any tenant construction allowances have been paid in full.

4.

As of this date, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord. To the best of Tenant's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

5.

Tenant is currently obligated to pay Guaranteed Minimum Monthly Rent in installments of Five Thousand One Hundred Twenty Six 40/100 Dollars ($5,126.40) per month. In addition, the Lease requires Tenant to pay its pro rata share of the Common Area Maintenance expenses of the Shopping Center. No other rent has been paid in advance and Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except Seven Thousand One Hundred Thirty Four 24/100 Dollars ($7,134.24) (see section 32.36) which was paid pursuant to the Lease.

6.

Tenant has no option or preferential right to lease or occupy additional space within the Shopping Center of which the Demised Premises are a part. Tenant has no option or preferential right to purchase all of any part of the Demised Premises nor any right or interest with respect to the Demised Premises other than as Tenant under the Lease. Tenant has no right to renew or extend the term of the Lease.

7.

Tenant has made no agreements with Landlord or its agent or employees concerning free rent, partial rent, rebate of rental payments or any other type of rent or other concession except as expressly set forth in the Lease.

8.

There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

9.

All insurance which Tenant is required to maintain under the Lease has been obtained by Tenant and is in full force and effect and all premiums with respect thereto have been paid.

10.

The undersigned acknowledges that Robert L. Hertel (“Lender”) is the beneficiary under the deed of trust encumbering the Shopping Center that said deed of trust contains an assignment of rents due under the Lease. The undersigned acknowledges that Lender is materially relying on the representations of Tenant herein made.

Dated this 29th Day of April, 2010

TENANT:

Stellar Biotechnologies, Inc.

By:

Its: CEO, Frank Oakes

EXHIBIT "F"
RULES AND REGULATIONS

1.

The sidewalks, halls, passages, exits, entrances, stairways and elevators (if any) of the Shopping Center shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. These areas are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Shopping Center and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals with in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant or any employee or invitee of any tenant shall go upon the roof of the Shopping Center unless accompanied by an agent of Landlord, or unless Landlord’s approval has been obtained.

2.

No tenant shall use or permit its premises to be used as habitation, including the prohibition of sleeping, eating or bathing. The premises may not be used for the storage of merchandise held for sale to the public, and unless ancillary to a restaurant or other food service use specifically authorized in the lease of a particular tenant, no cooking shall be done or permitted by any tenant on the premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted.

3.

Landlord will furnish each tenant with two keys free of charge. Landlord may make reasonable charge for any additional Keys. No tenant shall have any keys made. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. Each tenant upon the termination of its tenancy shall deliver to Landlord all keys to doors in the Shopping Center that have been furnished to tenant. Each tenant shall see that the doors of its premises are closed and securely locked at all times as tenant’s employee’s leave the premises. Each tenant shall see that all water faucets, water apparatus and utilities are shut off before tenant or its employees leave the premises, so as to prevent waste or damage. In the event of any damage from any default or carelessness in this regard a tenant shall be responsible for all damage and/or injuries sustained by Landlord or other tenants of the Shopping Center.

4.

No tenant shall use or keep in the premises or in any other part of the Shopping Center any kerosene, gasoline or inflammable or combustible fluid or material except such materials that are customarily used in the operation or cleaning of the premises and then only in accordance with all applicable laws, ordinances and recognized safety procedures. No tenant shall use any method of heating or air conditioning except as provided by Landlord. No tenant shall use, keep or permit to be used or kept any foreign or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other tenants of the Shopping Center by reason of noise, odors, vibrations, or interfere in any way with other tenants or those have business therein.

5.

Landlord reserves the right to prevent access to the Shopping Center, including closing entrances to the Shopping Center, in circumstances rendering such action advisable in Landlord’s opinion, such as mob riot, public excitement, etc..

6.

The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant, tenants employees or invitees shall have caused it.

7.

Except with prior consent of Landlord, no tenant shall sell or permit the sale in the premises or use or permit the use of any common area for the sale of newspapers, magazines, periodicals, tickets to entertainment events or any other goods, merchandise or service. No tenant shall carry on, or permit or allow any employee or other person to carry on the business of stenography, typewriting, or any similar business in or from the premises for the service or accommodation of occupants of any other portion of the Shopping Center, nor shall the premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such tenant’s lease.

8.

No tenant shall use any advertising media which may be heard outside of the remises or place or permit the placement of any radio or television antenna, loudspeaker, sound amplifier, phonograph, searchlight, flashing light or other device of any nature on the roof or outside the boundaries of the premises (except for a tenant’s approved signs) or at any place where the same may be seen or heard outside the premises, except with prior consent of Landlord.

9.

All deliveries, loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and at such times as Landlord shall designate. Each tenant shall not obstruct or permit the obstruction of said loading area and at no time shall park or allow its employees or agents to park vehicles therein except for loading and unloading. All of tenants refuse and rubbish shall be removed to central trash bins located in the Shopping Center at Tenant’s sole cost and expense. Tenant shall not burn any trash of any kind in or about the Shopping Center. Hours of operation and delivery hours shall be restricted to the period from 7:00 A.M. to 10:00 PM.

10.

The directory of the Shopping Center, if any, will be provided for the display of the name and location of tenants and Landlord reserves the right to exclude any other names therefrom. Landlord must first approve any additional name that any tenant may desire to place upon said directory, and, if so approved, a charge will be made therfor.

11.

No curtains, draperies, blinds, shutters, shades, screens or other coverings, or decorations shall be attached to, hung or placed in, or used in any window of the Shopping Center without the prior written consent of Landlord.

12.

No tenant shall use any portion of the common area for any purpose when the premises of such tenant are not open for business or conducting work in preparation therefore.

13.

Tenant will not allow animals, except seeing-eye dogs, in, about or upon the Demised Premises.

14.

Tenant shall only operate the heating and air conditioning during the hours that Tenant is open for business.

15.

Tenant is only allowed to place G rated video games within the premises. Tenant is also allowed to have TV’s placed throughout the premises which will only play G rated material at all times.

16.

These Rules and Regulations are in addition to and shall not be construed in any way to modify, alter, or amend in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Shopping Center. Landlord reserves the right to make such other rules and regulations as in Landlords judgment may from time to time be needed for the safety, care, cleanliness and preservation of good order of the Shopping Center. Landlord may, in its reasonable discretion, waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Shopping Center.

EXHIBIT "H"

OCCUPANCY NOTICE

Premises:

332 E. Scott St., Port Hueneme, California

Date:

March 29, 2011

Tenant:

Stellar Biotechnologies, Inc.

Upon execution of this Occupancy Notice, Tenant accepts possession of the Premises and Tenant acknowledges and agrees to the following:

1.

Tenant has received keys to the above referenced Premises on the following date: May 15, 2011.

2.

In accordance with paragraphs 4.1 and 5.1 of the Lease, the Gross Minimum Monthly Rent (“GMMR”) will commence on the Commencement Date of the Lease.

3.

Tenant accepts the Premises in an “As-Is” condition on the Commencement Date of the Lease without any representation or warranty by Lessor as to the Premises condition, quality or adequacy. Lessee agrees to and shall maintain the Premises in the same condition, or better condition, order and repair as Tenant has received delivery of the Premises, excepting only reasonable wear and tear arising from the use of the Premises as specified in this Lease.

4.

Tenant agrees to immediately transfer all Utilities provided to this unit into Tenant’s name by contacting the appropriate providers and Tenant agrees to assume all costs related to the Premises after the Commencement Date.

LANDLORD:

TENANT:

939 S. Serrano Ave., LLC

Stellar Biotechnologies, Inc.

DBA Beachport Center

By:

By:

Its: CEO, Frank Oakes

SMOKE FREE STORE ADDENDUM

This addendum is made and entered into between 939 S. Serrano Ave. DBA Beachport Center “LANDLORD" and Stellar Biotechnologies, Inc. “TENANT", and is made a part of the lease agreement entered into this 29th day of March 2011 for the premises located at 332 E. Scott St., Port Hueneme, California.

Due to the increased risk of fire, and the known health effects of secondhand tobacco smoke, smoking is prohibited in any area of the property, both private and common, whether enclosed or outdoors. This policy applies to all owners, managers, tenants, guests and servicepersons.

Definition of Smoking: The term “smoking” means inhaling, exhaling, breathing, or carrying any lighted cigar, cigarette, or other tobacco product or similarly lighted product in any manner or form.

Tenant acknowledgement:

I/WE hereby acknowledge the above smoking policy as part of the lease agreement. I/WE agree that I/WE will not smoke in the areas of the property listed below. In addition, I will be responsible for notifying any visitors, guests, and relatives who visit the premises of this policy. If I fail to follow this policy, I agree to abide by the consequences contained in the original lease regarding TENANT default.

Smoke-free areas: Entire Property

TENANTS

Stellar Biotechnologies, INC.

By:

Its: CEO, Frank Oakes